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TRANSFER AGENCY SERVICES AGREEMENT

This Transfer Agency Services Agreement ("Agreement") is made as of May 31, 2011 ("Effective Date") by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”), and the investment company listed on the signature page to this Agreement (the “Investment Company”).  Capitalized terms, and certain noncapitalized terms, not otherwise defined shall have the meanings set forth in Schedule A (Schedule A also contains a glossary of defined terms providing the location of all defined terms).

Background

A.           The Investment Company is registered as an open-end management investment company under the 1940 Act.

B.            The Investment Company wishes to retain BNYM to serve as its transfer agent, registrar, dividend disbursing agent and shareholder servicing agent, or, if applicable, to serve as the transfer agent, registrar, dividend disbursing agent and shareholder servicing agent for each of its Series listed on Schedule B attached hereto and made a part hereof, as such Schedule B may be amended from time to time, and BNYM wishes to furnish such services.  The term "Fund" as used hereinafter in this Agreement means, as applicable, the Investment Company, if no Series are listed on Schedule B, or the Investment Company and each Series listed on Schedule B considered in its individual and separate capacity.

Terms

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree to the statements made in the preceding paragraphs and as follows:

1.           Appointment.  The Fund hereby appoints BNYM to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund and BNYM accepts such appointments and agrees in connection with such appointments to furnish the services expressly set forth in Section 3. BNYM shall be under no duty to provide any service to or on behalf of the Fund except as specifically set forth in Section 3 or as BNYM and the Fund may specifically agree in a written amendment hereto. BNYM shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third party service providers engaged by the Fund or by any other third party service provider to the Fund not engaged by BNYM.

2.           Records; Visits.  The books and records pertaining to the Fund, which are in the possession or under the control of BNYM, shall be the property of the Fund. The Fund and Authorized Persons shall have access to such books and records at all times during BNYM's normal business hours.  Upon the reasonable request of the Fund, copies of any such books and records shall be provided by BNYM to the Fund or to an Authorized Person, at the Fund's expense.

3.           Services.

(a)	Transfer Agent, Registrar, Dividend Disbursing Agent and Shareholder Servicing:

(1)           Services to be provided on an ongoing basis to the extent applicable to a particular Fund:

(i)	Calculate 12b-1 payments;

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(ii)	Maintain shareholder registrations;

(iii)	Review new applications and correspond with shareholders to complete or correct information;

(iv)	Direct payment processing of checks or wires;

(v)	Prepare and certify shareholder lists in conjunction with proxy solicitations;

(vi)	Prepare and mail to shareholders confirmation of activity;

(vii)	Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

(viii)	Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with BNYM;

(ix)	Provide periodic shareholder lists and statistics to the Fund;

(x)	Provide detailed data for underwriter/broker confirmations;

(xi)	Prepare periodic mailing of year-end tax and statement information;

(xii)	Notify on a timely basis the Fund's investment adviser, accounting agent, and custodian ("Fund Custodian") of Share activity;

(xiii)	Perform other participating broker-dealer shareholder services as may be agreed upon from time to time;

(xiv)	Accept and post daily Share purchases and redemptions;

(xv)	Accept, post and perform shareholder transfers and exchanges;

(xvi)	Remediation Services, as required; and

(xvii)	Perform certain administrative and ministerial duties relating to opening, maintaining and processing transactions for shareholders or financial intermediaries that trade shares through the NSCC.

(2)           Purchase of Shares.  BNYM shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

(i)	A purchase order in completed proper form;

(ii)	Proper information to establish a shareholder account; and

(iii)	Confirmation of receipt or crediting of funds for such order to the Fund Custodian.

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(3)           Redemption of Shares. BNYM shall process requests to redeem Shares as follows:

(i)
All requests to transfer or redeem Shares and payment therefor shall be made in accordance with the Fund's prospectus, when the shareholder tenders Shares in proper form, accompanied by such documents as BNYM reasonably may deem necessary.

(ii)
BNYM reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine and that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to process transfers or redemptions which BNYM, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

(iii)
When Shares are redeemed, BNYM shall deliver to the Fund Custodian and the Fund or its designee a notification setting forth the number of Shares redeemed.  Such redeemed Shares shall be reflected on appropriate accounts maintained by BNYM reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

(iv)
BNYM shall, upon receipt of the monies provided to it by the Fund Custodian for the redemption of Shares, pay such monies as are received from the Fund Custodian, all in accordance with the procedures established from time to time between BNYM and the Fund.

(v)
When a broker-dealer notifies BNYM of a redemption desired by a customer, and the Fund Custodian provides BNYM with funds, BNYM shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer, unless otherwise instructed in writing by the broker-dealer.

(vi)
BNYM shall not process or effect any redemption requests with respect to Shares of the Fund after receipt by BNYM or its agent of notification of the suspension of the determination of the net asset value of the Fund.

(4)           Dividends and Distributions.  Upon receipt by BNYM of Written Instructions containing all requisite information that may be reasonably requested by BNYM, including payment directions and authorization, BNYM shall issue Shares in payment of the dividend or distribution, or, upon shareholder election, pay such dividend or distribution in cash, if provided for in the Fund's prospectus.  If requested by BNYM, the Fund shall furnish a certified resolution of the Fund's Board of Directors declaring and authorizing the payment of a dividend or other distribution but BNYM shall have no duty to request such.  Issuance of Shares or payment of a dividend or distribution as provided for in this Section 3(a)(4), as well as payments upon redemption as described in sub-Section 3(a)(3), shall be made after deduction and payment of any and all amounts required to be withheld in accordance with any applicable tax laws or other laws, rules or regulations.  BNYM shall (i) mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation; and (ii) prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends by the Fund paid to its shareholders (above threshold amounts stipulated by applicable law) as required by tax or other laws, rules or regulations; provided, however, notwithstanding the foregoing and notwithstanding any other provision of this Section 3(a)(4) or this Agreement: (A) BNYM's exclusive obligations with respect to any written statement that Section 19(a) of the 1940 Act may require to be issued with respect to the Fund shall be, upon receipt of specific Written Instructions to such effect, to receive from the Fund the information which is to be printed on the statement, to print such information on appropriate paper stock and to mail such statement to shareholders, and (B) BNYM's sole obligation with respect to any dividend or distribution that Section 19(a) of the 1940 Act may require be accompanied by such a written statement shall be to act strictly in accordance with the first three sentences of this Section 3(a)(4).

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(5)           Shareholder Account Services.  BNYM may arrange, in accordance with the prospectus:

(i)	for issuance of Shares obtained through:

(A)	Any pre-authorized check plan; and

(B)	Direct purchases through broker wire orders, checks and applications.

(ii)	for a shareholder's:

(A)	Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

(B)	Automatic redemption from an account where that shareholder participates in an automatic redemption plan; and/or

(C)	Redemption of Shares from an account with a checkwriting privilege.

(6)           Communications to Shareholders.  Subject to receipt by BNYM of timely Written Instructions where appropriate, BNYM shall mail all communications by the Fund to its shareholders, including:

(i)	Reports to shareholders;

(ii)	Confirmations of purchases and sales of Fund shares;

(iii)	Monthly or quarterly statements;

(iv)	Dividend and distribution notices; and

(v)	Tax form information.

(7)           Records.    BNYM shall maintain records of the accounts for each shareholder showing the following information:

(i)	Name, address and United States Tax Identification or Social Security number;

(ii)	Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

(iii)	Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

(iv)	Any stop or restraining order placed against a shareholder’s account;

(v)	Any correspondence relating to the current maintenance of a shareholder's account;

(vi)	Information with respect to withholdings; and

(vii)	Any information required in order for BNYM to perform any calculations required by this Agreement.

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(8)           Shareholder Inspection of Stock Records.  Upon a request from any Fund shareholder to inspect stock records, BNYM will notify the Fund and the Fund will issue instructions granting or denying each such request.  Unless BNYM has acted contrary to the Fund's instructions, the Fund agrees to and does hereby release BNYM from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

(9)           Lost Shareholders.

(A)           BNYM shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the “Lost Shareholder Rule”), including, but not limited to, those set forth below.  BNYM may, in its sole discretion, use the services of a third party to perform some of or all such services.

(i)	documentation of search policies and procedures;

(ii)	execution of required searches;

(iii)	tracking results and maintaining data sufficient to comply with the Lost Shareholder Rule; and

(iv)	preparation and submission of data required under the Lost Shareholder Rule.

(B)           For purposes of clarification: (i) Section 3(a)(11)(A) does not obligate BNYM to perform the services described therein for broker-controlled accounts, omnibus accounts and similar accounts with respect to which BNYM does not receive or maintain information which would permit it to determine whether the account owner is a "lost securityholder", as that term is defined in the Lost Shareholder Rule; and (ii) Section 3(a)(11)(A) does not obligate BNYM to perform any escheat services for any accounts - all escheat responsibilities will remain with each Fund.

(10)           Tax Favored Accounts.

(A)	Certain definitions:

(i)	"Eligible Assets" means shares of the Fund and such other assets as the Fund and BNYM may mutually agree.

(ii)	"Participant" means a beneficial owner of a Tax Favored Account.

(iii)
"Tax Favored Account" means any of the following accounts: (i) a Traditional, SEP, Roth, or SIMPLE individual retirement account, (ii) an account in a money purchase or profit sharing plan, (iii) a single participant “k” plan account, and (iv) a Coverdell educational savings accounts, all within the meaning of Sections 408, 401, or 530 of the Code; which is facilitated or sponsored by the Fund or affiliates of the Fund and with respect to which the contributions of Participants are used to purchase or invest in solely Eligible Assets.

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(B)           To the extent requested by the Fund, BNYM shall provide the following administrative services to Tax Favored Accounts, to the extent a particular administrative service is appropriate to the Tax Favored Account under the Code:

(i)	Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);

(ii)	Record method of distribution requested and/or made;

(iii)	Receive and process designation of beneficiary forms requests;

(iv)	Examine and process requests for direct transfers between custodians/trustees; transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

(v)
Prepare any annual reports or returns required to be prepared and/or filed by a custodian of Tax Favored Accounts, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the Internal Revenue Service and provide same to the Participant or Participant's beneficiary, as applicable; and

(vi)	Perform applicable federal withholding and send to the Participant or Participant's beneficiary, as applicable, an annual TEFRA notice regarding required federal tax withholding.

(C)           BNYM shall arrange for PFPC Trust, BNY Mellon Bank or other qualified institution (which may be an Affiliate of BNYM) to serve as custodian (the "Custodian") for the Tax Favored Accounts ("Custodied Accounts").  In consideration for such service, the Fund agrees:

(i)
The Fund will provide sixty (60) days advance written notice to BNYM, the Custodian and Participants in connection with a Fund liquidation or any other event or circumstance or act or course of conduct involving the Fund or assets held in a Custodied Account that would result in an involuntary liquidation of any asset held in a Custodied Account or would otherwise materially affect the Custodied Account, its operation, the rights or obligations of a Participant, any asset in a Custodied Account or the terms or provisions of a Custodied Account ("Material Event"), regardless of whether the Material Event was or was not described in an amendment to the Fund's prospectus or statement of additional information, and reimburse BNYM and PFPC for all reasonable costs, including costs of legal counsel, incurred in determining, in consideration of the Material Event, an appropriate course of conduct under the law, including the Code, and under agreements with Participants and in implementing the course of conduct determined to be appropriate;

(ii)	The Fund will, at its own cost and expense, at the request of BNYM and in accordance with all applicable provisions of the Code:

(aa)
appoint and provide for a qualified successor custodian for all Custodied Accounts in the event this Agreement expires or is terminated or if any other event or circumstance occurs which constitutes commercially reasonable cause for the Custodian to resign as custodian of the Custodied Accounts or seek appointment of a successor custodian,

(bb)	provide for any interim custodial or transfer arrangements made appropriate by any of the circumstances governed by clause (aa), and

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(cc)	cause all Custodied Accounts and all assets in the Custodied Accounts to transfer to such successor or interim custodians;

(iii)
The Custodian may require Participants and all employers, advisors or other parties involved in any manner in the creation, sponsorship or administration of Custodied Accounts or their relevant plans or involved in any other capacity with Custodied Accounts or their relevant plans ("Related Parties") to adopt, execute or otherwise agree to disclosure documents, custodial agreements, account agreements and such other forms, agreements and materials which it reasonably determines to be appropriate for the establishment and administration of the Custodied Accounts or relevant plans under applicable law, including the Code ("Account Documentation") or for the services provided as custodian; and

(iv)
The Custodian may directly furnish Account Documentation and all other written notifications, materials and communications which it reasonably determines to be appropriate to its role as custodian ("Related Materials") to Participants and Related Parties and the Fund will upon the reasonable request of BNYM or the Custodian coordinate joint mailings of Account Documentation and Related Materials with Fund materials.

(D)           In consideration for BNYM or the Custodian furnishing any one or more of the services provided for in this Section 3(a)(12), whether alone or in combination with others, the Fund shall pay to BNYM the related Fees and Reimbursable Expenses as set forth in the Fee Agreement.  The Fund may direct BNYM to collect such Fees and Reimbursable Expenses from the assets in relevant Tax Favored Accounts upon appropriate disclosure to Participants, but shall remain responsible for such Fees and Reimbursable Expenses to the extent it does not so direct BNYM or such amounts are not collectable from the Tax Favored Accounts.

(11)         Print Mail.  The Fund hereby engages BNYM as print/mail service provider with respect to those items and for such fees as may be agreed to from time to time in writing by the Fund and BNYM.

(b)           Anti-Money Laundering Program Services.  BNYM will perform one or more of the services described in subsections (1) through (6) of this Section 3(b) if requested by the Fund ("AML Services").

(1)           Anti-Money Laundering.

(A)    To the extent the other provisions of this Agreement require BNYM to establish, maintain and monitor accounts of investors in the Fund consistent with the Securities Laws, BNYM shall perform reasonable actions necessary to assist the Fund in complying with Section 352 of the USA PATRIOT Act, as follows:  BNYM shall: (a) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities; (b) provide for independent testing, by an employee who is not responsible for the operation of BNYM's anti-money laundering (“AML”) program or by an outside party, for compliance with BNYM's written AML policies and procedures; (c) designate a person or persons responsible for implementing and monitoring the operation and internal controls of BNYM's AML program; and (d) provide ongoing training of BNYM personnel relating to the prevention of money-laundering activities.

(B)           Upon the reasonable request of the Fund, BNYM shall provide to the Fund: (x) a copy of BNYM's written AML policies and procedures; (y) at the option of BNYM, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML training provided for appropriate BNYM personnel.

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(C)           Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(1) relates solely to Fund compliance with Section 352 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(2)           Foreign Account Due Diligence.

(A)           To assist the Fund in complying with requirements regarding a due diligence program for “foreign financial institution” accounts in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 312 of the USA PATRIOT Act ("FFI Regulations"), BNYM will do the following:

(i)
Implement and operate a due diligence program that includes appropriate, specific, risk-based policies, procedures and controls that are reasonably designed to enable the Fund to detect and report, on an ongoing basis, any known or suspected money laundering activity conducted through or involving any correspondent account established, maintained, administered or managed by the Fund for a “foreign financial institution” (as defined in 31 CFR 103.175(h))(“Foreign Financial Institution”);

(ii)	Conduct due diligence to identify and detect any Foreign Financial Institution accounts in connection with new accounts and account maintenance;

(iii)
Assess the money laundering risk presented by each such Foreign Financial Institution account, based on a consideration of all appropriate relevant factors (as generally outlined in 31 CFR 103.176), and assign a risk category to each such Foreign Financial Institution account;

(iv)
Apply risk-based procedures and controls to each such Foreign Financial Institution account reasonably designed to detect and report known or suspected money laundering activity, including a periodic review of the Foreign Financial Institution account activity sufficient to determine consistency with information obtained about the type, purpose and anticipated activity of the account;

(v)	Include procedures to be followed in circumstances in which the appropriate due diligence cannot be performed with respect to a Foreign Financial Institution account;

(vi)	Adopt and operate enhanced due diligence policies for certain Foreign Financial Institution accounts in compliance with 31 CFR 103.176(b);

(vii)	Record due diligence program and maintain due diligence records relating to Foreign Financial Institution accounts; and

(viii)           Report to the Fund about measures taken under (i)-(vii) above.

(B)           Nothing in Section 3(b)(2) shall be construed to require BNYM to perform any course of conduct that is not required for Fund compliance with the FFI Regulations.

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(C)           Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(2) relates solely to Fund compliance with Section 312 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(3)           Customer Identification Program.

(A)           To assist the Fund in complying with requirements regarding a customer identification program in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 326 of the USA PATRIOT Act ("CIP Regulations"), BNYM will do the following:

(i)
Implement procedures which require that prior to establishing a new account in the Fund BNYM obtain the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the “Data Elements”) for the "Customer” (defined for purposes of this Agreement as provided in 31 CFR 103.131) associated with the new account.

(ii)
Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened.  Methods of verification may consist of non-documentary methods (for which BNYM may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures under which BNYM personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

(iii)	Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 103.131(b)(3).

(iv)	Regularly report to the Fund about measures taken under (a)-(c) above.

(v)
If BNYM provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, work with the Fund to notify prospective Customers, consistent with 31 CFR 103.131(b)(5), about the program conducted by the Fund in accordance with the CIP Regulations.

(B)           Nothing in Section 3(b)(3) shall be construed to require BNYM to perform any course of conduct that is not required for Fund compliance with the CIP Regulations, including by way of illustration not limitation the collection of Data Elements or verification of identity for individuals opening Fund accounts through financial intermediaries which use the facilities of the National Securities Clearing Corporation.

(4)           FinCEN Requests Under USA PATRIOT Act Section 314(a).  The Fund hereby engages BNYM to provide certain services as set forth in this subsection (b) with respect to FinCEN Section 314(a) information requests ("Information Requests") received by the Fund. Upon receipt by BNYM of an Information Request delivered by the Fund in full compliance with all 314(a) Procedures (as defined below), BNYM will compare appropriate information contained in the Information Request against relevant information contained in account records maintained for the Fund. Information relating to potential matches resulting from these comparisons, after review by BNYM for quality assurance purposes ("Comparison Results"), will be made available to the Fund in a timely manner.  The Fund will retain responsibility for filing reports with FinCEN that may be appropriate based on the Comparison Results.  In addition, (i) a potential match involving a tax identification number will be forwarded by BNYM to BNYM's SAR Service for analysis in conjunction with other relevant activity contained in records for the particular relevant account, and (ii) if, after such analysis, BNYM's SAR Service determines that the potential match could constitute a "suspicious activity", as that term is used for purposes of the USA Patriot Act, then BNYM's SAR Service will deliver a suspicious activity referral to the Fund.  "314(a) Procedures" means the procedures adopted from time to time by BNYM governing the delivery and processing of Information Requests transmitted by BNYM's clients to BNYM, including without limitation requirements governing the timeliness, content, completeness, format and mode of transmissions to BNYM.

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(5)	U.S. Government List Matching Services.

(A)           BNYM will compare Appropriate List Matching Data (as defined in subsection (C) below) contained in BNYM databases which are maintained for the Fund pursuant to this Agreement ("Fund Data") to "U.S. Government Lists", which is hereby defined to mean the following:

(i)
data promulgated in connection with the list of Specially Designated Nationals published by the Office of Foreign Asset Control of the U.S. Department of the Treasury ("OFAC") and any other sanctions lists or programs administered by OFAC to the extent such lists or programs remain operative and applicable to the Fund ("OFAC Lists");

(ii)	data promulgated in connection with the list of Non-Cooperative Countries and Territories ("NCCT List") published by the Financial Action Task Force;

(iii)
data promulgated in connection with determinations by the Director (the "Director") of the Financial Crimes Enforcement Network of the U.S. Department of the Treasury that a foreign jurisdiction, institution, class of transactions, type of account or other matter is a primary money laundering concern ("PMLC Determination"); and

(iv)
data promulgated in connection with any other lists, programs or determinations (A) which BNYM determines to be substantially similar in purpose to any of the foregoing lists, programs or determinations, or (B) which BNYM and the Fund agree in writing to add to the service described in this subsection (a).

(B)            In the event that following a comparison of Fund Data to a U.S. Government List as described in subsection (a) BNYM determines that any Fund Data constitutes a "match" with the U.S. Government List in accordance with the criteria applicable to the particular U.S. Government List, BNYM:

(i)	will notify the Fund of such match;

(ii)	will send any other notifications required by applicable law or regulation by virtue of the match;

(iii)
if a match to an OFAC List, will to the extent required by applicable law or regulation assist the Fund in taking appropriate steps to block any transactions or attempted transactions to the extent such action may be required by applicable law or regulation;

(iv)
if a match to the NCCT List or a PMLC Determination, will to the extent required by applicable law or regulation conduct a suspicious activity review of accounts related to the match and if suspicious activity is detected will deliver a suspicious activity referral to the Fund;

(v)	if a match to a PMLC Determination, will assist the Fund in taking the appropriate special measures imposed by the Director; and

(vi)	will assist the Fund in taking any other appropriate actions required by applicable law or regulation.

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(C)                "Appropriate List Matching Data" means (A) account registration and alternate payee data, to the extent made appropriate by statutes, rules or regulations governing the U.S. Government Lists, (ii) data determined by BNYM in good faith in light of statutes, rules or regulations governing the U.S. Government Lists to be necessary to provide the services described in this Section 3(b)(5), and (iii) data the parties agree in writing to be necessary to provide the services described in this Section 3(b)(5).

(6)           Legal Process.  The Fund hereby engages BNYM to provide certain services as set forth in this subsection (6) with respect to legal process (civil and criminal subpoenas, civil or criminal seizure orders, IRS civil or criminal notices including notices of lien or levy, other functionally equivalent legal process as the parties mutually agree) received by the Fund and furnished to BNYM Regulatory Management at a time and in a manner affording BNYM Regulatory Management reasonable opportunity to act on it ("Legal Process").  The Fund shall have the sole and exclusive obligation to furnish the information, documentation or other material requested by the Legal Process but BNYM will assist the Fund in complying with the Legal Process after reviewing appropriate customer account activity. In addition, if BNYM, after a review of the Legal Process based on preliminary criteria, determines an investigation of potential suspicious activity is warranted, (i) BNYM will perform an analysis of other activity contained in records for the particular relevant account(s), and (ii) if, after such analysis, BNYM determines that the Legal Process together with activity contained in relevant account records could indicate the existence of "suspicious activity", then BNYM will deliver a suspicious activity referral to the Fund.

(7)           BNYM agrees to permit governmental authorities with jurisdiction over the Fund to conduct examinations of the operations and records relating to the services performed by BNYM under this Section 3(b) upon reasonable advance request and during normal business hours and to furnish copies at the Fund's cost and expense of information reasonably requested by the Fund or such authorities and relevant to the services.

(8)           For purposes of clarification: All Written Procedures relating to the services performed by BNYM pursuant to this Section 3(b) and any information, written matters or other recorded materials relating to such services and maintained by BNYM shall constitute Confidential Information of BNYM, except to the extent, if any, such materials constitute Fund records under the Securities Laws.

(9)           The Fund is solely and exclusively responsible for determining the applicability to the Fund of the Bank Secrecy Act, the USA PATRIOT Act, regulations of FinCEN, and all other laws and regulations, as they may be constituted from time to time ("Fund Applicable Laws"), for complying with the Fund Applicable Laws, for determining the extent to which the AML Services assist the Fund in complying with the Fund Applicable Laws, and for furnishing any supplementation or augmentation to the AML Services it determines to be appropriate, and acknowledges that BNYM has given no advice and makes no representations with respect to such matters.  Section 3(b) of the Agreement shall not be construed to impose on BNYM any obligation other than to engage in the specific course of conduct specified by the provisions therein, and in particular shall not be construed to impose any other obligation on BNYM to design, develop, implement, administer, or otherwise manage compliance activities of the Fund. The services provided pursuant to this Section 3(b) may be changed at any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the relevant requirements of the Fund Applicable Laws and the description of services contained in Section 3 shall be deemed revised accordingly without written amendment pursuant to Section 16(a).

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(c)           Red Flags Services.  In the event the Fund elects to receive the Red Flags Services, the provisions of Schedule C, which is hereby incorporated by reference into this Agreement as if fully set forth herein, shall apply.

(d)           Access To And Use Of The BNYM System.  In the event the Fund is given the right to access or use any part of the BNYM System (as defined in Section 9), the terms of Schedule D shall apply.

4.           Confidentiality.

(a)           Each party shall keep the Confidential Information (as defined in subsection (b) below) of the other party in confidence and will not use or disclose or allow access to or use of such Confidential Information except in connection with the activities contemplated by this Agreement or as otherwise expressly agreed in writing. Each party acknowledges that the Confidential Information of the disclosing party will remain the sole property of such party.  In complying with the first sentence of this subsection (a), each party will use the same degree of care it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care.

(b)           Subject to subsections (c) and (d) below, "Confidential Information" means (i) this Agreement and its contents, all compensation agreements, arrangements and understandings (including waivers) respecting this Agreement, disputes pertaining to the Agreement, and information about a party's exercise of rights hereunder, performance of obligations hereunder or other conduct of a party in connection with the Agreement, (ii) and information and data exchanged between the parties in connection with this Agreement or which becomes known by virtue of activities connected to this Agreement that is (A) competitively sensitive material, and not generally known to the public, including, but not limited to, studies, plans, reports, surveys, summaries, documentation and analyses, regardless of form, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Company or BNYM, their respective subsidiaries and Affiliates and the customers, clients and suppliers of any of them; (B) scientific, technical or technological information, a design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Company or BNYM a competitive advantage over its competitors; (C) a confidential or proprietary concept, documentation, report, data, specification, computer software, source code, object code, flow chart, database, invention, know how, trade secret, whether or not patentable or copyrightable; and (D) anything designated as confidential.

(c)           Information or data that would otherwise constitute Confidential Information under subsection (b) above shall not constitute Confidential Information to the extent it:

(i)	is already known to the receiving party at the time it is obtained;

(ii)	is or becomes publicly known or available through no wrongful act of the receiving party;

(iii)	is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality;

(iv)	is released by the protected party to a third party without restriction; or

(v)	has been or is independently developed or obtained by the receiving party without reference to the Confidential Information provided by the protected party.

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(d)           Confidential Information of a disclosing party may be used or disclosed by the receiving party in the circumstances set forth below but except for such permitted use or disclosure shall remain Confidential Information subject to all applicable terms of this Agreement:

(i)	as appropriate in connection with activities contemplated by this Agreement;

(ii)
as required pursuant to a court order, subpoena, governmental or regulatory or self-regulatory authority or agency, law, regulation, or binding discovery request in pending litigation (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted, and subject to proper jurisdiction, if applicable);

(iii)	as requested by a governmental, regulatory or self-regulatory authority or agency or independent third party in connection with an inquiry, examination, audit or other review; or

(iv)	the information or data is relevant and material to any claim or cause of action between the parties or the defense of any claim or cause of action asserted against the receiving party.

(e)           Subject to the exceptions in (d), each party agrees not to publicly disseminate Confidential Information of the other party or mutual Confidential Information.

(f)           The provisions of this Section 4 shall survive termination of this Agreement for a period of three (3) years after such termination.

5.           Privacy.  Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation.

6.           Cooperation with Accountants.  BNYM shall cooperate with the independent public accountants for the Fund and shall take commercially reasonable measures to furnish or to make available to such accountants information relating to this Agreement and BNYM's performance of the obligations hereunder as requested by such accountants and necessary for the expression of their opinion.

7.           Ownership Rights.  BNYM and its licensors and suppliers shall retain their respective ownership of and all right, title and interest, including Intellectual Property Rights, in and to any and all of the following utilized at any time by BNYM or provided to the Fund in connection with the services provided by BNYM to the Fund: (i) the transfer agent mainframe recordkeeping, processing and reporting system and all surround systems and subsystems with which such mainframe system interfaces, provides or receives data; databases; computer programs; source code; object code; software; interfaces; screen formats; report formats; interactive design techniques; derivative works; inventions; discoveries; patentable and copyrightable matters; and the technology facilities and equipment, including central processing units, peripherals, storage devices and hardware of whatsoever nature, utilized at any time by BNYM in connection with the services provided by BNYM to the Fund ("BNYM System"); and (ii) scientific, technical and technological information, designs, processes, procedures, formulas, concepts, expertise, documentation materials for hardware, software and computer systems; all Written Instructions (except to the extent constituting books and records of the Fund), manuals, training materials, product and service instructions, and the Written Procedures.  The Fund shall retain all ownership rights in Fund data which resides on the BNYM System.

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8.           Disaster Recovery.  BNYM shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available.  In the event of equipment failures, BNYM shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions.  BNYM shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by BNYM's own intentional misconduct, willful misfeasance, bad faith or negligence in the performance of its duties or obligations under this Agreement.

9.           Fees and Expenses.

(a)           As compensation for services rendered by BNYM during the term of this Agreement, the Fund will pay to BNYM such fees and charges (the "Fees") as may be agreed to from time to time in writing by the Fund and BNYM (the "Fee Agreement").  In addition, the Fund agrees to pay, and will be billed separately in arrears for, reasonable expenses incurred by BNYM in the performance of its duties hereunder ("Reimbursable Expenses").

(b)         In connection with cash management accounts that BNYM may establish in its own name for the benefit of the Funds at third party institutions, including without limitation institutions that may be an affiliate or client of BNYM (a "Third Party Institution") for the purpose of administering the funds received by BNYM in the course of performing its services hereunder (“Service Accounts”),

(i)
the Funds acknowledge that BNYM may receive (i) investment earnings from sweeping certain funds in such Service Accounts into investment accounts at Third Party Institutions; and (ii) balance credits with respect to the funds in the Service Accounts not swept as described in clause (i).  On a monthly basis, BNYM will offset banking service fees imposed on the Service Accounts by the Third Party Institutions (which are passed to the Fund) with balance credits calculated on average balances held in the Service Accounts without reduction for amounts swept as described in clause (i).  BNYM may retain for its own account the investment earnings and balance credits received from Third Party Institutions with respect to the Service Accounts.  BNYM may in its discretion use the services of Third Party Institutions in connection with the issuance of redemption and distribution checks and may retain any benefits resulting from such arrangements, including any commission or return on float paid to it for balances transferred from the Service Accounts to the Third Party Institutions; and

(ii)	the Fund acknowledges and agrees:

(A)	that one or more of the Service Accounts will be utilized by BNYM to perform same day funds settlements on behalf of the Fund through the NSCC ("SDFS Accounts");

(B)
that in order to satisfy the Fund's same day settlement obligations with the NSCC, BNYM may be required to transfer to the NSCC an amount of funds which exceeds the amount of funds then available for transfer in the relevant SDFS Account ("Excess SDFS Amount");

(C)
that BNYM is not obligated to transfer any funds to the NSCC representing Excess SDFS Amounts and may in its sole discretion decline to transfer to the NSCC funds representing Excess SDFS Amounts without liability hereunder, except for conduct constituting negligence or willful misconduct;

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(D)
that notwithstanding the absence of any obligation to do so, BNYM may elect to transfer to the NSCC funds representing Excess SDFS Amounts as a courtesy to the Fund and to maintain its good standing with the NSCC and that by electing to transfer funds to the NSCC representing Excess SDFS Amounts BNYM does not, even if it has transferred such funds as part of a regular pattern of conduct, waive any rights under this Section 9(b)(ii) or assume the obligation it has expressly disclaimed in clause (C) and BNYM may at any time in its sole discretion and without notice decline to continue to make such transfers;

(E)
that BNYM may reverse and cancel any shareholder transaction without liability hereunder, except for conduct constituting negligence or willful misconduct, in order to adjust the amount of funds owed by the Fund to the NSCC in same day funds settlement to be equal to or less than the amount then available for transfer in the relevant SDFS Account or to recover from the NSCC funds already transferred to the NSCC representing SDFS Amounts; and

(F)
that any and all Excess SDFS Amounts that may be transferred to the NSCC by BNYM on behalf of the Fund represent obligations of the Fund to BNYM and are payable by the Fund immediately upon demand by BNYM.

(c)           The undersigned hereby represents and warrants to BNYM that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to BNYM or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by BNYM to such adviser or sponsor or any affiliate of the Fund relating to the Agreement have been fully disclosed to the Board of Directors of the Fund and that, if required by applicable law, such Board of Directors has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

(d)           No termination of this Agreement shall cause, and no provision of this Agreement shall be interpreted in any manner that would cause, BNYM's right to receive payment of its fees and charges for services actually performed hereunder, and Fund's obligation to pay such fees and charges, to be barred, limited, abridged, conditioned, reduced, abrogated, or subject to a cap or other limitation or exclusion of any nature.

(e)           To the extent that any service or course of conduct of BNYM or the Custodian provided hereunder is configured or performed as it is in whole or in part due to parameters set forth in Shareholder Materials, standards imposed by clearing corporations or other industry-wide service bureaus or organizations, Fund policies or laws, rules or regulations in effect on the Effective Date and due to new or amended provisions of any of the foregoing after the Effective Date BNYM or the Custodian develops, implements or provides significantly modified, different, or new processes, procedures, resources or functionalities to perform such service or course of conduct or to perform a related new service or course of conduct, BNYM shall be entitled to fees appropriate for such processes, procedures, resources or functionalities or as otherwise mutually agreed by the parties.

(f)           While the Fee Agreement sets forth the Fees and certain of the expenses constituting Reimbursable Expenses, BNYM's rights hereunder to receive compensation and the reimbursement of expenses from the Fund for services or a course of conduct performed in accordance with the Agreement shall not be diminished to any degree solely due to such fees and reimbursable expenses not being expressly set forth in the Fee Agreement, including by way of illustration and not limitation fees and reimbursable expenses arising from a service or a course of conduct performed pursuant to Non-Standard Instructions and other Fund Communications, in connection with a Response Failure, and responding to Fund Error.

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(g)           In the event the Investment Company or any Series of the Investment Company is liquidated, ceases operations, dissolves or otherwise winds down operations ("Dissolution Event") and effects a final distribution to shareholders (a "Final Distribution"), the Investment Company and each relevant Series shall be responsible for paying to BNYM all fees and reimbursing BNYM for all reasonable expenses associated with services to be provided by BNYM following the Final Distribution, whether provided pursuant to a specific request of the Investment Company or the Series or provided by BNYM due to industry standards or due to obligations under applicable law or regulation by virtue of the services previously performed for the Investment Company or the Series ("Final Expenses").  In connection with the foregoing, the Investment Company or the relevant Series shall (i) notify BNYM as promptly as practicable following first approval of the Dissolution Event or any aspect of the Dissolution Event by its Board of Directors or Trustees, as appropriate, and furnish BNYM with copies of all materials filed with the SEC or distributed to shareholders related thereto, (ii) calculate, set aside, reserve and withhold from the Final Distribution all amounts necessary to pay the Final Expenses and shall notify BNYM as far in advance as practicable of any deadline for submitting materials appropriate or necessary for the determination of such amounts, and (iii) provide sufficient staff or other accommodations to ensure timely payment of Final Expenses as they come due.

10.           Instructions.

(a)           Unless the terms of this Agreement or BNYM's Written Procedures expressly provide, in the reasonable discretion of BNYM, all requisite details and directions for it to take a specific course of conduct, BNYM may, prior to engaging in a course of conduct on a particular matter, require the Fund to provide it with Oral Instructions or Written Instructions with respect to the matter.

(b)           Whether received from the Fund in response to a request described in Section 10(a) or otherwise, BNYM shall be obligated to act only on "Standard Instructions", which is hereby defined to mean (i) Instructions it receives which direct a course of conduct substantially similar in all material respects to a course of conduct provided for in BNYM's Written Procedures, or (ii) if BNYM's Written Procedures provide for a particular form of instructions to be used in connection with a matter ("Form"), Instructions it receives on the Form or conforming in all material respects to the Form in the BNYM's sole judgment.

(c)           BNYM may in its sole discretion decline to follow any course of conduct contained in an Instruction that is not a Standard Instruction (such course of conduct being a "Non-Standard Instruction") for a bona fide legal, commercial or business reason ("Bona Fide Reason"), including by way of example and not limitation the following: (i) the course of conduct is not consistent or compliant with, is in conflict with, or requires a deviation from an Industry Standard, (ii) the course of conduct is not reasonably necessary or appropriate to or consistent with the services contemplated by this Agreement, (iii) the course of conduct requires a deviation from BNYM's Written Procedures, (iv) the course of conduct is in conflict or inconsistent with or violates a law, rule, regulation, or order or legal process of any nature, (v)  the course of conduct is in conflict or inconsistent with or will violate a provision of this Agreement, or (vi) the course of conduct imposes on BNYM a risk, liability or obligation not contemplated by this Agreement, including without limitation sanction or criticism of a governmental, regulatory or self-regulatory authority, civil or criminal action, a loss or downgrading of membership, participation or access rights or privileges in or to organizations providing common services to the financial services industry, out-of-pocket costs and expenses the Fund does not agree to reimburse, requires performance of a course of conduct customarily performed pursuant to a separate service or fee agreement, requires a material increase in required resources, or is reasonably likely to result in a diversion of resources, disruption in established work flows, course of operations or implementation of controls, or (vii) BNYM lacks sufficient information, analysis or legal advice to determine that the conditions in clauses (iv) and (vi) do not exist.

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(d)	Notwithstanding the right reserved to BNYM by subsection (c) above:

(i)
BNYM may in good faith consider implementing a Non-Standard Instruction if the Fund agrees in a prior written authorization to reimburse BNYM for: the costs and expenses incurred in consulting with and obtaining the opinions or other work product of technical specialists, legal counsel or other third party advisors, consultants or professionals reasonably considered by BNYM to be appropriate to fully research, develop and implement the policies, procedures, operational structure and controls required to perform the Non-Standard Instruction ("External Research"), the costs and expenses associated with utilizing or expanding internal resources to research, develop and implement the policies, procedures, operational structure and controls required to perform the Non-Standard Instruction ("Internal Research", and together with the External Research, the "Research"), and the fees and charges reasonably established by BNYM for performing the Non-Standard Instruction following its implementation.  The Fund may, in place of agreeing to reimburse BNYM for the costs of Research, agree in such written authorization to provide BNYM at the Fund's cost and expense with all Research reasonably requested by BNYM.

(ii)
Following receipt of all requested Research, BNYM may, in its sole discretion, as an accommodation and not pursuant to any obligation, agree to follow a Non-Standard Instruction if it subsequently receives a Written Instruction containing terms satisfactory to it in its sole discretion, including without limitation terms constituting additional agreements with respect to fees, charges, and expenses, terms constituting appropriate warranties, representations and covenants, and terms specifying with reasonable particularity the course of conduct constituting the Non-Standard Instruction.

(iii)
BNYM reserves the right following receipt of all External Research and Internal Research and notwithstanding such receipt to continue to decline to perform the Non-Standard Instruction for a Bona Fide Reason.

(e)           BNYM will also not be obligated to act on any Instruction with respect to which it has reasonable uncertainty about the meaning of the Instruction or which appears to conflict with another Instruction. BNYM will advise the Fund if it has uncertainty about the meaning of an Instruction or if it appears to conflict with another Instruction, but BNYM will have no liability for any delay between issuance of the initial Instruction and its receipt of a clarifying Instruction.

(f)           In addition to any other provision of this Agreement that may be applicable to a particular Instruction, BNYM may include in a form of instruction constituting a Standard Instruction, in addition to appropriate functional terms and provisions, indemnification terms that are substantially similar in all material respects to indemnification terms of this Agreement and representations and covenants that BNYM reasonably believes to be appropriate due to risks, liabilities or obligations incurred by on it by virtue of acting in an agency capacity for the Fund or imposed on it by law, regulation, or governmental, regulatory or self-regulatory authority by virtue of its agency conduct.  In addition, BNYM may require third parties who purport to be authorized, or who the Fund indicates has been authorized, to act on behalf of or for the benefit of the Fund in connection with this Agreement to execute an instrument containing indemnification terms, representations and covenants as BNYM may reasonably require prior to accepting the authority of the persons to so act or prior to engaging in a course of conduct with them.

(g)           BNYM shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, truthfulness or accuracy or lack thereof, or genuineness or lack thereof of any Instruction, direction, notice, instrument or other information or communication from the Fund which BNYM reasonably believes to have been given by the Fund ("Fund Communication").  BNYM shall have no liability for engaging in a course of conduct in accordance with any of the foregoing provided it otherwise acts in compliance with the Agreement.  BNYM shall be entitled to rely upon any Instruction it receives from an Authorized Person or from a person BNYM reasonably believes to be an Authorized Person relating to this Agreement. BNYM may assume that any Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents of the Fund or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Directors or of the Fund's shareholders.

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(h)           BNYM may, in its discretion, decline to accept Oral Instructions with respect to a particular matter under this Agreement and may require Written Instructions before engaging in a course of conduct with respect to a particular matter under this Agreement.  In the event BNYM accepts Oral Instructions, the Fund agrees as a condition to BNYM's acceptance of the Oral Instructions, to deliver to BNYM, for receipt by 5:00 PM (Eastern Time) on the same business day as the day the Oral Instructions were given, Written Instructions which confirm the Oral Instructions. In the event Written Instructions confirming Oral Instructions are received late, are never received, or fail to contain terms which confirm the Oral Instructions in all material respects: (i) the validity, authorization and enforceability of the Oral Instructions, all actions, transactions, and conduct occurring as a result of the Oral Instructions, and BNYM's ability to rely on the Oral Instructions shall not be abridged, abrogated, nullified or adversely impacted in any manner; and (ii) BNYM's memorialization of the Oral Instructions shall be conclusively presumed to be the controlling Written Instructions in the event confirming Written Instructions are never received or are received but fail to confirm the Oral Instructions in all material respects.

(i)
In the event facts, circumstances, or conditions exist or events occur, other than due to a breach by BNYM of its Standard of Care (as defined below), including without limitation situations contemplated by Section 10(e), and BNYM reasonably determines that it must take a course of conduct in response to such situation and must receive an Instruction from the Fund to direct its conduct, and BNYM so notifies the Fund, and the Fund fails to furnish adequate Instructions or unreasonably delays furnishing adequate Instructions ("Response Failure"):

(ii)
BNYM will first endeavor to utilize internal resources to determine the appropriate course of conduct in response to the situation but will be entitled, at the Fund's sole cost and expense, to consult with legal counsel or other third parties reasonably determined by BNYM to be appropriate to determine the appropriate course of conduct and the Fund will reimburse BNYM for out-of-pocket expenses so incurred upon being invoiced for same; and

(iii)
BNYM may implement a course of conduct on behalf of the Fund and BNYM will have all rights hereunder with respect to such course of conduct as if such course of conduct was taken pursuant to and contained in Written Instructions.  The Fund will pay BNYM all fees reasonably charged by BNYM, if any, for engaging in the particular course of conduct and reimburse BNYM for all reasonably related out-of-pocket expenses incurred upon being invoiced for same.

11.           Limitation of Liability.

(a)           BNYM shall be liable to the Fund (or any person or entity claiming through the Fund) for Loss the recovery of which is not otherwise excluded by another provision of this Agreement only to the extent the Loss is caused by BNYM’s intentional misconduct, willful misfeasance, bad faith, or negligence in the performance of its duties under this Agreement (“Standard of Care”) and only if the Fund provides BNYM with written notice of the Loss pursuant to the notice provisions of Section 15.  In the absence of a finding to the contrary, the reasonable acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been a failure of BNYM to meet its Standard of Care.

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(b)           BNYM's maximum aggregate cumulative liability to the Fund and all persons or entities claiming through the Fund, considered as a whole, for all Losses the recovery of which is not otherwise excluded by another provision of this Agreement shall not exceed the fees actually paid to BNYM by the Fund for services provided hereunder during the twenty-four (24) months immediately prior to the last Loss Date; (the “Liability Cap’).  For purposes of clarification, in the event a Loss occurs prior to the end of 24 months subsequent to the date of this Agreement, the Liability Cap shall be calculated on a pro forma basis based upon the fees actually paid to BNYM pursuant to this Agreement prior to the date of Loss.  Notwithstanding anything to the contrary in this Agreement, if any Loss is incurred by the Fund, its affiliates and any person or entity claiming through the Fund or its affiliates that is caused by BNYM’s intentional misconduct or willful misfeasance, BNYM’s liability shall be limited to the greater of the actual Loss incurred or the Liability Cap.

(c)           BNYM shall not be liable for damages (including without limitation damages caused by delays, failure, errors, interruption or loss of data) occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation: acts of God; action or inaction of civil or military authority; national emergencies; public enemy; war; terrorism; riot; fire; flood; catastrophe; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation; insurrection; elements of nature; non-performance by a third party; failure of the mails; or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the foregoing (all and any of the foregoing being an "Event Beyond Reasonable Control") .  Upon the occurrence of an Event Beyond Reasonable Control, the affected Party shall be excused from any non-performance caused by the Event Beyond Reasonable Control (i) for so long as the Event Beyond Reasonable Control or damages caused by it prevail; and (ii) such party continues to use commercially reasonable efforts to attempt to perform the obligation so impacted.

(d)           NOTWITHSTANDING ANY OTHER PROVISION OF THE AGREEMENT, IN NO EVENT SHALL BNYM, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR FOR ANY OTHER DAMAGES WHICH ARE NOT DIRECT DAMAGES REGARDLESS OF WHETHER SUCH DAMAGES WERE OR SHOULD HAVE BEEN FORESEEABLE AND REGARDLESS OF WHETHER ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ALL AND EACH OF WHICH DAMAGES IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES.  FOR PURPOSES OF CLARIFICATION: NO OTHER PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED TO CONDITION, LIMIT, MODIFY, NULLIFY OR OTHERWISE PREVAIL IN WHOLE OR IN PART OVER THIS SECTION 11(e).

(f)            No party may assert a claim or cause of action (or, if applicable, commence an arbitration or other alternate dispute resolution proceeding) against BNYM or any of its affiliates more than 36 months after the first event or occurrence comprising the conduct or alleged conduct upon which the cause of action is based.

(g)           Each party shall have a duty to mitigate damages for which the other party may become responsible.

(h)           This Section 11 shall survive termination of this Agreement.

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12.           Indemnification.

(a)           The Fund agrees to indemnify, defend and hold harmless BNYM and its affiliates, including specifically and without limitation PFPC Trust Company in connection with services it provides pursuant to Section 3(a)(12), and the respective directors, trustees, officers, agents and employees of each, from any and all Losses and all attorneys’ fees, court costs, travel costs and other reasonable out-of-pocket costs and expenses related to the investigation, discovery, litigation, settlement, mediation or alternative dispute resolution of any Claim arising directly or indirectly from: (a) conduct of the Fund in connection with activities contemplated by this Agreement, or the conduct of a Fund contractor, subcontractor or prior service provider in connection with providing services to the Fund; (b) conduct of BNYM as agent of the Fund not constituting a breach of its Standard of Care; (c) conduct of BNYM pursuant to a Fund Communication or in reliance on written legal analysis or advice, provided BNYM's performance of the conduct shall remain subject to the Standard of Care; (d) a course of conduct taken by BNYM pursuant to Section 10(i) due to a Response Failure; and (e) a Fund Error.  BNYM shall have no liability to the Fund or any person claiming through the Fund for any Loss caused in whole or in part by any conduct described in the preceding sentence. This Section 12(a) shall survive termination of this Agreement.

(b)           BNYM agrees to indemnify, defend and hold harmless the Fund and its affiliates, and the respective directors, trustees, officers, agents and employees of each from any and all Losses and all attorneys’ fees, court costs, travel costs and other reasonable out-of-pocket costs and expenses related to the investigation, discovery, litigation, settlement, mediation or alternative dispute resolution of any Claim arising directly from BNYM’s breach of its Standard of Care set forth in this Agreement; provided, however, BNYM shall have no obligation under this Section 12(b) with respect to any Losses, attorneys’ fees, court costs, travel costs and other reasonable out-of-pocket costs and expenses related to the investigation, discovery, litigation, settlement, mediation or alternative dispute resolution of any Claim arising directly or indirectly from the Fund’s intentional misconduct, bad faith or negligence.  This Section 12(b) shall survive the termination of this Agreement.

13.           Duration and Termination.

(a)           This Agreement shall be effective on the Effective Date and continue, unless validly terminated pursuant to this Section 13 prior thereto, until the date which is the third (3rd) anniversary of the Service Effective Date (the “Initial Term”).

(b)           This Agreement shall automatically renew on the final day of the Initial Term and the final day of each Renewal Term for an additional term which will continue until the first (1st) anniversary of such renewal date (each such additional term being a “Renewal Term”), unless the Fund or BNYM gives written notice to the other party of its intent not to renew and such notice is received by the other party not less than ninety (90) days prior to the expiration of the Initial Term or the then-current Renewal Term (a "Non-Renewal Notice").  In the event a party provides a Non-Renewal Notice, this Agreement shall terminate at 11:59 PM (Eastern Time) on the last day of the Initial Term or Renewal Term, as applicable.

(c)           If a party materially breaches this Agreement (a “Defaulting Party”) the other party (the “Non-Defaulting Party”) may give written notice thereof to the Defaulting Party ("Breach Notice"), and if such material breach shall not have been remedied within thirty (30) days after the Breach Notice is given, then the Non Defaulting Party may terminate this Agreement by giving written notice of termination to the Defaulting Party ("Breach Termination Notice"), in which case this Agreement shall terminate as of 11:59 PM (Eastern Time) on the 30th day following the date the Breach Termination Notice is given, or such later date as may be specified in the Breach Termination Notice (but not later than the last day of the Initial Term or then-current Renewal Term, as appropriate). In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

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(d)           Notwithstanding anything contained in this Agreement to the contrary, if in connection with a Change in Control the Fund gives notice to BNYM terminating this Agreement or terminating it as the provider of any of the services hereunder or if the Fund otherwise terminates this Agreement or any of such services before the expiration of, as appropriate, the Initial Term or the then-current Renewal Term (“Early Termination”) (in all cases, other than in accordance with Sections 13(b) or (c) above) the following terms shall apply:

(i)
BNYM shall, if requested by the Fund, make a good faith effort to facilitate a conversion to the Fund’s successor service provider; provided that BNYM does not guarantee that it will be able to effect a conversion on the date(s) requested by the Fund.

(ii)
Before the effective date of the Early Termination and before any conversion of Fund records and accounts to a successor service provider, the Fund shall pay to BNYM an amount equal to one-half of all fees and other amounts (“Early Termination Fee”) calculated as if BNYM were to provide all services hereunder until the expiration of, as appropriate, the Initial Term or the then-current Renewal Term.  The Early Termination Fee shall be calculated using the average of the monthly fees and other amounts due to BNYM under this Agreement during the last three calendar months before the date of the notice of Early Termination (or, if not given, the date services are terminated hereunder).

(iii)
The Fund expressly acknowledges and agrees that the Early Termination Fee is not a penalty but reasonable compensation to BNYM for the termination of services before the expiration of, as appropriate, the Initial Term or the then-current Renewal Term.

(iv)
For purposes of this Section 13(d), “Change in Control” means a merger, consolidation, adoption, acquisition, change in control, re-structuring, or re-organization of or any other similar occurrence involving the Fund or any affiliate of the Fund.

(v)
If the Fund gives notice of Early Termination (or an Early Termination without such notice occurs) after expiration of the notice period specified in Section 13(b), the references above to “expiration of, as appropriate, the Initial Term or the then-current Renewal Term” shall be deemed to mean “expiration of the Renewal Term immediately following, as appropriate, the Initial Term or the then-current Renewal Term.”

(vi)
If any of the Fund’s assets serviced by BNYM under this Agreement are removed from the coverage of this Agreement (“Removed Assets”) and are subsequently serviced by another service provider (including the Fund or an affiliate of the Fund): (i) the Fund will be deemed to have caused an Early Termination with respect to such Removed Assets as of the day immediately preceding the first such removal of assets and be obligated to BNYM for an Early Termination Fee calculated as if the Removed Assets constituted a "Fund"; and, (ii) at, BNYM’s option, either (a) the Fund will also be deemed to have caused an Early Termination with respect to all non-Removed Assets as of a date selected by BNYM resulting in the Fund owing BNYM the Early Termination Fee, or (b) this Agreement will remain in full force and effect with respect to all non-Removed Assets.

(e)           In the event of termination, all expenses ("Conversion Expenses") associated with movement of records and materials and conversion thereof to a successor transfer agent ("Conversion Actions") will be borne by the Fund and paid to BNYM prior to any such conversion, including without limitation (i) reasonable expenses incurred by BNYM associated with de-conversion to a successor service provider, (ii) reasonable expenses associated with the transfer or duplication of records and materials, (iii) reasonable expenses associated with the conversion of records or materials and (iv) reasonable trailing expenses.  In addition, in the event of termination, if BNYM continues to perform any Conversion Actions or provides any other services hereunder, beyond any termination date or time specified in any notice or in any other manner, the Fund shall be obligated to pay BNYM immediately upon being invoiced therefor, all Conversion Expenses and all other Fees and Reimbursable Expenses associated with the services BNYM continues to provide hereunder during such period.  BNYM's performance of any Conversion Actions is conditioned on the prior full performance by the Fund, to BNYM's reasonable satisfaction, of its obligations under Section 3(a)(12)(C)(ii).

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(f)           Notwithstanding any other provision of this Agreement, BNYM may in its sole discretion terminate this Agreement immediately by sending notice thereof to the Fund upon the happening of any of the following: (i) the Fund commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against the Fund any such case or proceeding; (ii)  the Fund commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for the Fund or any substantial part of its property or there is commenced against the Fund any such case or proceeding; (iii) the Fund makes a general assignment for the benefit of creditors; or (iv) the Fund states in any medium, written, electronic or otherwise, any communication or in any other manner its inability to pay debts as they come due.  BNYM may exercise its termination right under this Section 13(f) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right.  Any exercise by BNYM of its termination right under this Section 13(f) shall be without any prejudice to any other remedies or rights available to BNYM and shall not be subject to any fee or penalty, whether monetary or equitable.  Notwithstanding clause (iii) of Section 15, notice of termination under this Section 13(f) shall be considered given and effective when given, not when received.

14.           Policies and Procedures.

(a)           The parties acknowledge that the services described in and to be provided under this Agreement involve processes, actions, functions, instructions, consents, choices, the exercise of rights or performance of obligations, communications and other components, both internal to BNYM and interactive between the parties, necessitated or made appropriate by business or by legal or regulatory considerations, or both, that in most cases are far too numerous and minutely detailed to expressly include in this Agreement and that, accordingly, the parties agree that BNYM shall perform the services provided for in this Agreement in accordance with the written policies, procedures, manuals, documentation and other operational guidelines of BNYM governing the performance of the services in effect at the time the services are performed ("Written Procedures"), that BNYM may from time to time revise its Written Procedures, and that the Written Procedures are expressly intended to supplement the description of services provided for herein, but that the express terms of this Agreement will always prevail in any conflict with the Written Procedures. BNYM may embody in its Written Procedures any course of conduct which it reasonably determines is commercially reasonable or consistent with generally accepted industry practices, principles or standards ("Industry Standard") and in making such determination may rely on such information, data, research, analysis and advice, including legal analysis and advice, as it reasonably determines appropriate under the circumstances.

(b)           Notwithstanding any other provision of this Agreement, the following terms of this Section 14(b) shall apply in the event facts, circumstances or conditions exist or events occur, other than due to a breach by BNYM of its Standard of Care, which would require a service to be provided hereunder other than in accordance with BNYM's Written Procedures, or if BNYM is requested by the Fund, or a third party authorized to act for the Fund, to deviate from a Written Procedure in connection with the performance of a service hereunder (collectively, "Exception Services"):

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(i)
BNYM shall not be obligated to perform any particular Exception Service.  However, BNYM may in good faith consider developing and implementing an Exception Service: if the Fund agrees in a prior written authorization to reimburse BNYM for all costs and expenses incurred in consulting with and obtaining the opinions of specialists, legal counsel or other third parties reasonably considered by BNYM to be appropriate in light of the Exception Service requested ("Exception Research") and the costs associated with utilizing internal resources to develop and implement the Exception Service, and to pay the fees and charges established by BNYM for performing the Exception Service.  The Fund may, in place of agreeing to reimburse BNYM for the costs of Exception Research, agree in such written authorization to provide BNYM with all Exception Research reasonably requested by BNYM at the Fund's cost and expense.

(ii)
Following receipt of all requested Exception Research, BNYM may, in its sole discretion, as an accommodation and not pursuant to any obligation, agree to provide an Exception Service if it receives a Written Instruction containing terms satisfactory to it in its sole discretion, including without limitation terms constituting additional agreements with respect to fees, charges, and expenses, terms constituting appropriate warranties, representations and covenants, and terms specifying with particularity the course of conduct constituting the Exception Service.

(iii)
BNYM reserves the right following receipt of all Exception Research and not withstanding such receipt to continue to decline to perform the Exception Service for a bona fide legal, commercial or business reason.

(c)           In the event that Fund requests documentation, analysis or verification in whatsoever form regarding the commercial reasonableness or industry acceptance of conduct provided for in a Written Procedure, BNYM will cooperate to furnish such materials as it may have in its possession at the time of the request without cost to the Fund, but the Fund agrees to reimburse BNYM for all out of pockets costs and expenses incurred, including the costs of legal or expert advice or analysis, in obtaining additional materials in connection with the request.

15.           Notices.  Notices permitted or required by this Agreement shall be in writing and:

(i)	addressed as follows, unless a notice provided in accordance with this Section 19 shall specify a different address or individual:

(A)
if to BNYM, to BNYM Global Investment Servicing (U.S.) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; with a copy to BNYM Global Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware  19809, Attention: Senior Counsel – TA & SubAccounting; and

(B)	if to the Fund, at 1400 K Street, NW, Suite 501, Washington, DC 20005, Attention: President;

(ii)
delivered: by hand (personal delivery by an Authorized Person to addressee); private messenger, with signature of recipient; U.S. Postal Service (with return receipt or other delivery verification provided); overnight national courier service, with signature of recipient, facsimile sending device providing for automatic confirmation of receipt; and

(iii)	deemed given on the day received by the receiving party.

16.           Amendments.

(a)           This Agreement, or any term thereof, including without limitation the Schedules, Exhibits and Appendices hereto, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

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(b)           Notwithstanding subsection (a) above, in the event an officer of the Investment Company or other person acting with apparent authority on behalf of the Investment Company requests that BNYM perform some or all of the services provided for in this Agreement for a Series not listed on Schedule B, as amended, and such Series accepts such services and pays amounts provided for in the Fee Agreement as Fees and Reimbursable Expenses, then in the absence of an express written statement to the contrary such services are provided in accordance with the terms of this Agreement and the Series shall be bound by the terms of this Agreement with respect to all matters addressed herein, except that BNYM may terminate such amendment by convenience to this Agreement if within 60 days of the first such acceptance of services by the Series the Investment Company and BNYM do not execute an written amendment to Schedule B on terms mutually acceptable to BNYM and the Investment Company in their respective sole discretion. BNYM and the Investment Company each reserve the right to negotiate terms appropriate to such additional Series which differ from the terms herein.

17.           Delegation; Assignment.  Except as expressly provided in this Section 17, no party may assign or transfer this Agreement or assign or transfer any right or obligation hereunder without the written consent of the other party and any attempt at such assignment or transfer, or any such assignment or transfer, shall be void.  A merger, a sale of a majority or more of the assets, equity interests or voting control, or a transfer by operation of law shall be considered a "transfer" under this Section.  Notwithstanding the foregoing: To the extent appropriate under rules and regulations of the NSCC, BNYM may satisfy its obligations with respect to services involving the NSCC through an Affiliate that is a member of the NSCC by delegation or subcontracting; BNYM may assign or transfer this Agreement to an Affiliate or transfer this Agreement in connection with a sale of a majority or more of its assets, equity interests or voting control, provided that BNYM gives the Investment Company thirty (30) days' prior written notice of such assignment or transfer and such assignment or transfer does not impair the Investment Company's receipt of services under this Agreement in any material respect, and the assignee or transferee agrees to be bound by all terms of this Agreement in place of BNYM.  A change in control of either party shall not constitute an assignment of this Agreement; and BNYM may subcontract with, hire, engage or otherwise outsource to any third party with respect to the performance of any one or more of the functions, services, duties or obligations of BNYM under this Agreement but any such subcontracting, hiring, engaging or outsourcing shall not relieve BNYM of any of its liabilities hereunder.

18.           Facsimile Signatures; Counterparts.  This Agreement may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Agreement or of executed signature pages to this Agreement by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Agreement.

19.	Miscellaneous.

(a)           Entire Agreement.  This Agreement embodies the final, complete, exclusive and fully integrated record of the agreement of the parties on the subject matter herein and supersedes all prior agreements and understandings relating to such subject matter, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

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(b)           Non-Solicitation.  During the term of this Agreement and for one year thereafter, the Fund shall not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of BNYM’s employees, and the Fund shall cause the Fund’s sponsor and the Fund’s affiliates to not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of BNYM’s employees.  To “knowingly” solicit, recruit or hire within the meaning of this provision does not include, and therefore does not prohibit, solicitation, recruitment or hiring of a BNYM employee by the Fund, the Fund’s sponsor or an affiliate of the Fund if the BNYM employee was identified by such entity solely as a result of the BNYM employee’s response to a general advertisement by such entity in a publication of trade or industry interest or other similar general solicitation by such entity.

(c)           No Changes that Materially Affect Obligations.  Notwithstanding any other provision of this Agreement, the Fund agrees not to make any modifications to its registration statement or other Shareholder Materials or to adopt any policies which would affect materially the obligations or responsibilities of BNYM hereunder without the prior written approval of BNYM, which approval shall not be unreasonably withheld or delayed. Such approval, if given, shall not constitute a waiver or abridgment of any rights under this Agreement.  The scope of services to be provided by BNYM under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Fund, unless the parties hereto expressly agree in writing to any such increase.

(d)           Captions.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(e)           Information. The Fund will provide such information and documentation as BNYM may reasonably request in connection with services provided by BNYM to the Fund.

(f)            Governing Law.  This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(g)           Partial Invalidity.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(h)           Parties in Interest.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to those certain provisions providing for rights of PFPC Trust or obligations of the Fund to PFPC Trust, and those certain provisions benefitting affiliates of the parties, this Agreement is not for the benefit of any other person or entity and (ii) there shall be no third party beneficiaries hereof.

(i)            No Representations or Warranties.  Except as expressly provided in this Agreement, BNYM hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement.  BNYM disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(j)            Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of BNYM’s affiliates are financial institutions, and BNYM may, as a matter of policy, request (or may have already requested) the Fund’s name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party’s date of birth. BNYM may also ask (and may have already asked) for additional identifying information, and BNYM may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

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(k)           Use of "Fund".  In the event "Fund" as used in this Agreement refers to Series listed on Schedule B, notwithstanding such use, the Investment Company bears to the extent permitted by law all responsibilities, obligations, liabilities and duties of all such Series to the extent not performed by such Series.

 (l)           Additional Fund Adoption.  Notwithstanding anything in this Agreement to the contrary, if BNYM is requested orally or in writing to provide services under this Agreement to any additional new class, tier, Series or series of an investment company or fund that is a party to this Agreement or any additional investment company or fund ("Additional Fund"), and BNYM provides such services under this Agreement to such Additional Fund, then, from the date BNYM commences providing such services, such Additional Fund shall be deemed a party to and bound by the terms and conditions of this Agreement with respect to all matters addressed herein even in the absence of a writing by such Additional Fund agreeing to be so bound by this Agreement.

(m)           Requests to Transfer Information to Third Parties.  In the event that the Fund, whether pursuant to Written Instructions or otherwise, requests or instructs BNYM to send, deliver, mail, transmit or otherwise transfer to a third party which is not a subcontractor of BNYM and which is not the DTCC, NSCC or other SEC-registered clearing corporation, or to make available to such a third party for retrieval from within the BNYM System, information which constitutes Confidential Information of the Fund or non-public personal information of current or former investors in the Fund:  BNYM may decline to provide the information requested on the terms contained in the request, but will in good faith discuss the request and attempt to accommodate the Fund with respect to the request, and BNYM will not be obligated to act on any such request unless it agrees in writing to the terms of the information transfer.  In the event BNYM so agrees in writing to transfer information or make it available within the BNYM System: the Fund shall pay a reasonable fee for such activities upon being invoiced for same by BNYM; BNYM shall have no liability or duty with respect to such information after it releases the information or makes it available within the BNYM System, provided BNYM has acted in accordance with its Standard of Care in executing the express instructions of the written information transfer request; and BNYM shall be entitled to the indemnification provided for at Section 12 in connection with the activities contemplated by any such written information transfer request.

(n)           Service Indemnifications; Survival.  Any indemnification provided to BNYM by the Fund in connection with any service provided under the Agreement, including by way of illustration and not limitation, indemnifications provided in connection with Non-Standard Instructions and indemnifications contained in any agreements regarding Exception Services ("Service Indemnifications"), shall survive any termination of this Agreement. In addition, Sections 4, 5, 7, 9(d), 9(f), 9(g), 11, 12 and provisions necessary to the interpretation of such Sections and any Service Indemnifications and the enforcement of rights conferred by any of the foregoing shall survive any termination of this Agreement.  In the event the Board of the Fund authorizes a liquidation of the Fund or termination of the Agreement, BNYM may require as a condition of any services provided in connection with such liquidation or termination that the Fund make provisions reasonably satisfactory to BNYM for the satisfaction of contingent liabilities outstanding at the time of the liquidation.

(o)           Further Actions.  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.		Bennett Group Master Funds

By:	/s/ Susan M. Frasu	By:	/s/Stuart W. Rogers
Name:	Susan M. Frasu	Name:	Stuart W. Rogers
Title:	Managing Director	Title:	President

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SCHEDULE  A

Definitions

As used in this Agreement:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

"1940 Act" means Investment Company Act of 1940, as amended.

"Affiliate" means an entity controlled by, controlling or under common control with the subject entity, with “control” for this purpose defined to mean direct or beneficial ownership of 50% or more of the equity interests of an entity and possession of the power to elect 50% or more of the entity's directors, trustees or similar persons performing policy-making functions.

“Authorized Person” means any officer of the Fund and any other person duly authorized by the Fund in a manner reasonably satisfactory to BNYM to give Instructions on behalf of the Fund.  Any limitation on the authority of an Authorized Person to give Instructions must be expressly set forth in a written document signed by both parties.

“BNY Mellon Bank” means The Bank of New York Mellon, a New York chartered commercial bank and affiliate of BNYM, and its lawful successors and assigns.

"Claim" means any claim, demand, suit, action, obligation, liability, suit, controversy, breach, proceeding or allegation of any nature (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory.

"Code" means the Internal Revenue Code of 1986, as amended.

"conduct" or "course of conduct" means a single act, two or more acts, a single instance of an action not being taken or of forbearance given, two or more instances of an action not being taken or of forbearance given, or any combination of the foregoing.

"FinCEN" means the Financial Crimes Enforcement Network of the U.S. Department of the Treasury.

"Fund Error" means the Fund or a third party acting on behalf of the Fund or conveying Fund data or information committing an error, furnishing inaccurate, incorrect or incomplete data or information to BNYM or PFPC Trust or by other act or omission requiring Remediation.

"Fund Shares" (see "Shares")

"Instructions" means Oral Instructions and Written Instructions considered collectively or individually.

"Intellectual Property Rights" means copyright, patent, trade secret, trademark and any other proprietary or intellectual property rights.

"Loss" and "Losses" means any one, or any series of related, losses, costs, damages, expenses, awards, judgments, assessments, fines, penalties, payments, reimbursements, adverse consequences, liabilities or obligations arising out of any Claim.

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"Loss Date" means the date of occurrence of the event or circumstance causing a particular Loss, or the date of occurrence of the first event or circumstance in a series of events or circumstances causing a particular Loss.

“Oral Instructions” means oral instructions received by BNYM from an Authorized Person or from a person reasonably believed by BNYM to be an Authorized Person. BNYM may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

"PFPC Trust" means PFPC Trust Company, an affiliate of BNYM, and its lawful successors and assigns.

"Remediation Services" means the additional services required to be provided hereunder by BNYM or PFPC Trust in connection with a Fund Error in order to correct, remediate, adjust, reprocess, repeat, reverse or otherwise modify conduct previously taken in accordance with the Agreement to achieve the outcome originally intended by the previous conduct.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Laws” means the 1933 Act, the 1934 Act and the 1940 Act.

"Series" means each separate subdivision of the Investment Company, whether characterized or structured as a Series, class, tier, series or otherwise, listed on Schedule B hereto or included within this Agreement by virtue of the operation of Section 16(b) or 20(l).

"Service Effective Date" means the date, following the completion of all implementation services, in the event the Fund is a new start-up Fund, or following the completion of all conversion services, in the event BNYM will be providing services to the Fund as a successor to a prior service provider, that the first live transaction is processed by the BNYM System for the Fund on a production basis.

"Shareholder Materials" means the Fund's prospectus, statement of additional information and any other materials relating to the Fund provided to Fund shareholders by the Fund.

“Shares” or "Fund Shares" means the shares or other units of beneficial interest of each Fund.

"Written Instructions" means (i) written instructions signed by an Authorized Person (or a person reasonably believed by BNYM to be an Authorized Person), addressed to and received by BNYM, and delivered by (A) hand (personally delivery by the Authorized Person), (B) private messenger, U.S. Postal Service or overnight national courier which provides confirmation of receipt with respect to the particular delivery, or (C) facsimile sending device which provides automatic confirmation of the standard details of receipt, or (ii) trade instructions transmitted to and received by BNYM by means of an electronic transaction reporting system which requires use of a password or other authorized identifier in order to gain access.

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GLOSSARY OF DEFINED TERMS
(excludes terms defined in Schedule D solely for Schedule D)

Term	Location
1933 Act	Schedule A
1934 Act	Schedule A
1940 Act	Schedule A
314(a) Procedures	§ 3(b)(4)
Account	Schedule C, § (b)(i)(G)
Account Documentation	§ 3(a)(12)(C)(iii)
Additional Fund	§ 19(l)
Affiliate	Schedule A
AML	§ 3(b)(l)
AML Services	§ 3(b)
Audit Report	Schedule C, § (b)(iv)
Authorized Person	Schedule A
BNY Mellon Bank	Schedule A
Bona Fide Reason	§ 10(c)
Breach Notice	§ 13(c)
Breach Termination Notice	§ 13(c)
Change in Control	§ 13(d)(iv)
CIP Regulations	§ 3(b)(3)(A)
Claim	Schedule A
Code	Schedule A
conduct	Schedule A
Confidential Information	§ 4(b)
Comparison Results	§ 3(b)(4)

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Controls	Schedule C, § (b)(i)
Conversion Actions	§ 13(e)
Conversion Expenses	§ 13(e)
course of conduct	Schedule A
Covered Account	Schedule C, § (b)(i)(F)
Covered Person	Schedule C, § (b)(i)(D)
Custodian	§ 3(a)(12)(C)
Customer	§ 3(b)(3)(A)(i)
Custodied Account	§ 3(a)(12)(C)
Data Elements	§ 3(b)(3)(A)(i)
Defaulting Party	§ 13(c)
Direct Account	Schedule C, § (b)(i)(E)
Director	§ 3(b)(5)(A)(iii)
Dissolution Event	§ 9(g)
Early Termination	§ 13(d)
Early Termination Fee	§ 13(d)(ii)
Effective Date	Preamble
Eligible Assets	§ 3(a)(12)(A)(i)
Event Beyond Reasonable Control	§ 11(c)
Exception Research	§ 14(b)(i)
Exception Services	§ 14(b)
Excess SDFS Amount	§ 9(b)(ii)(A)
External Research	§ 10(d)(i)
Fee Agreement	§ 9(a)
Fees	§ 9(a)
FFI Regulations	§ 3(b)(2)(A)
Final Distribution	§ 9(g)

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Final Expenses	§ 9(g)
FinCEN	Schedule A
Foreign Financial Institution	§ 3(b)(2)(A)(i)
Form	§ 10(b)
Fund	Background
Fund Applicable Laws	§ 3(b)(9)
Fund Communication	§ 10(g)
Fund Custodian	§ 3(a)(1)(xiii)
Fund Data	§ 3(b)(5)(A)
Fund Error	Schedule A
Fund Registry	Schedule C, § (b)(i)(C)
Fund Shares	Schedule A
Identity Theft	Schedule C, § (b)(i)(B)
Industry Standard	§ 14(a)
Information Requests	§ 3(b)(4)
Initial Term	§ 13(a)
Instructions	Schedule A
Intellectual Property Rights	Schedule A
Internal Research	§ 10(d)(i)
Investment Company	Preamble
Legal Process	§ 3(b)(6)
Loss, Losses	Schedule A
Loss Date	Schedule A
Lost Shareholder Rule	§ 3(a)(11)(A)
Material Event	§ 3(a)(12)(C)(i)
NCCT List	§ 3(b)(5)(A)(ii)

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Non-Defaulting Party	§ 13(c)
Non-Renewal Notice	§ 13(b)
Non-Standard Instruction	§ 10(c)
OFAC	§ 3(b)(5)(A)(i)
OFAC Lists	§ 3(b)(5)(A)(i)
Oral Instructions	Schedule A
Participants	§ 3(a)(12)(A)(ii)
PFPC Trust	Schedule A
PMLC Determination	§ 3(b)(5)(A)(iii)
BNYM	Preamble
BNYM System	§ 7
Possible Identity Theft	Schedule C, § (b)(iii)
Red Flag	Schedule C, § (b)(i)(A)
Red Flags Requirements	Schedule C, § (c)
Red Flags Section	Schedule C, § (a)
Red Flags Services	Schedule C, § (b)
Registered Owner	Schedule C, § (b)(i)(C)
Reimbursable Expenses	§ 9(a)
Related Parties	§ 3(a)(12)(C)(iii)
Remediation Services	Schedule A
Removed Assets	§ 13(d)(vi)
Renewal Term	§ 13(b)
Response Failure	§ 10(i)
SDFS Accounts	§ 9(b)(ii)(A)
SEC	Schedule A
Securities Laws	Schedule A
Series	Schedule A
Service Accounts	§ 9(b)
Service Effective Date	Schedule A
Service Indemnifications	§ 19(n)
Shareholder Materials	Schedule A
Shares	Schedule A
Standard Instructions	§ 10(b)
Standard of Care	§ 11(a)
Tax Favored Account	§ 3(a)(12)(A)(iii)
Third Party Institution	§ 9(b)
U.S. Government Lists	§ 3(b)(5)(A)
Written Instructions	Schedule A
Written Procedures	§ 14(a)

[End of Schedule A]

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SCHEDULE  B

(Dated: April ___, 2011)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency Services Agreement dated as of April ___, 2011, between BNY Mellon Investment Servicing (US) Inc. and the Bennett Group Master Funds.

Series

Bennett Conservative Fund
Bennett Moderate Fund
Bennett Growth Fund
Bennett Aggressive Growth Fund

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SCHEDULE  C

Red Flags Services

(a)           The provisions of this Schedule C shall apply in the event the Fund elects to receive Red Flags Services.  Section 3(e) of the Agreement together with this Schedule C is referred to collectively as the "Red Flags Section".

(b)           BNYM agrees, commencing as of the effective date of the Red Flags Requirements (as defined in Section (b) below) or the Execution Date, whichever is later, to provide the Fund with the "Red Flags Services", which is hereby defined to mean the following services:

(i)
BNYM will maintain written controls reasonably designed to detect the occurrence of Red Flags (as defined below) in connection with (i) account opening and other account activities and transactions conducted directly through BNYM with respect to Direct Accounts (as defined below), and (ii) transactions effected directly through BNYM by Covered Persons (as defined below) in Covered Accounts (as defined below).  Such controls, as they may be revised from time to time hereunder, are referred to herein as the "Controls".  Solely for purposes of the Red Flags Section, the capitalized terms below will have the respective meaning ascribed to each:

(A)
"Red Flag" means a pattern, practice, or specific activity or a combination of patterns, practices or specific activities which may indicate the possible existence of Identity Theft (as defined below) affecting a Registered Owner (as defined below) or a Covered Person.

(B)	"Identity Theft" means a fraud committed or attempted using the identifying information of another person without authority.

(C)	"Registered Owner" means the owner of record of a Direct Account on the books and records of the Fund maintained by BNYM as registrar of the Fund (the "Fund Registry").

(D)	"Covered Person" means the owner of record of a Covered Account on the Fund Registry.

(E)
"Direct Account" means an Account established directly with and through BNYM as a registered account on the Fund Registry and through which the owner of record has the ability to directly conduct account and transactional activity with and through BNYM..

(F)
"Covered Account" means an Account established by a financial intermediary for another as the owner of record on the Fund Registry and through which such owner of record has the ability to conduct transactions in Fund shares directly with and through BNYM.

(G)
"Account" means (1) an account holding Fund Shares with respect to which a natural person is the owner of record, and (2) any other account holding Fund Shares with respect to which there is a reasonably foreseeable risk to the particular account owner's customers from identity theft, including financial, operational, compliance, reputation, or litigation risks.

(ii)	BNYM will provide the Fund with a printed copy of or Internet viewing access to the Controls.

(iii)
BNYM will notify the Fund of Red Flags which it detects and reasonably determines to indicate a significant risk of Identity Theft to a Registered Owner or Covered Person ("Possible Identity Theft") and assist the Fund in determining the appropriate response of the Fund to the Possible Identity Theft.

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(iv)
BNYM will (A) engage an independent auditing firm or other similar firm of independent examiners to conduct an annual testing of the Controls and issue a report on the results of the testing (the "Audit Report"), and (B) furnish a copy of the Audit Report to the Fund; and

(v)
Upon Fund request, issue a certification in a form determined to be appropriate by BNYM in its reasonable discretion, certifying to BNYM's continuing compliance with the Controls after the date of the most recent Audit Report.

(b)           The Fund agrees it is responsible for complying with and determining the applicability to the Fund of Section 114 of the Fair and Accurate Credit Transaction Act of 2003 and regulations promulgated thereunder by the Federal Trade Commission (the "Red Flags Requirements"), for determining the extent to which the Red Flags Services assist the Fund in complying with the Red Flags Requirements, and for furnishing any supplementation or augmentation to the Red Flags Services it determines to be appropriate, and that BNYM has given no advice and makes no representations with respect to such matters.  This Red Flags Section shall not be interpreted in any manner which imposes a duty on BNYM to act on behalf of the Fund or otherwise, including any duty to take any action upon the occurrence of a Red Flag, other than as expressly provided for in this Red Flags Section.  The Controls and the Red Flags Services may be changed at any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the Red Flags Requirements, as they may be constituted from time to time.  The Fund shall pay BNYM the fee for Red Flags Services as established by BNYM from time to time by written notice.  Other than the initial fee which shall be payable by the Fund commencing as of the date BNYM begins performing the Red Flags Services, the Fund shall be obligated to pay any revised fee commencing thirty (30) days after the Fund's receipt of such written notice (or a later date designated by BNYM in the notice), but in the event the Fund does not agree to a particular revised fee it shall have the right to terminate the Red Flags Services within the 30-day period following the effective date of such revised fee and provided such a termination becomes effective shall not be obligated to pay the revised fee.

(c)           Notwithstanding any other provision of the Agreement:

(i)
BNYM shall not be liable under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, for exemplary, punitive, special, incidental, indirect or consequential damages, or for any other damages which are not direct damages regardless of whether such damages were or should have been foreseeable and regardless of whether any entity has been advised of the possibility of such damages, all and each of which damages is hereby excluded by agreement of the parties.  BNYM's cumulative, aggregate liability to the Fund for any and all losses, claims, suits, controversies, breaches or damages ("claims") for any cause whatsoever related to the terms of this Red Flags Section and regardless of the form of action or legal theory, the recovery of which is not otherwise excluded or barred by another provision of this Agreement, shall not exceed the greater of (i) $25,000, or (ii) fees received by BNYM for the Red Flags Services during the six (6) months immediately prior to the date of the last such claim, up to a maximum of $50,000.

(ii)
In the event of a material breach of this Red Flags Section by BNYM, a Fund's sole and exclusive termination remedy shall be to terminate the Red Flags Services by complying with any notice and cure period provisions in the Agreement applicable to a material breach of the Agreement, but the Fund shall not be entitled to terminate any other provision of the Agreement. For purposes of clarification: The foregoing provision is not intended to restrict, modify or abrogate any remedy available to a Fund under another provision of the Agreement for a breach of the Red Flags Section by BNYM other than the termination remedy.

[End of Schedule C]

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SCHEDULE D

Terms And Conditions Governing Use Of The BNYM System

SECTION 0.   GENERAL

0.1           Capitalized Terms.  Capitalized terms not defined in this Schedule D shall have the meaning ascribed to them in the Main Agreement.  Capitalized terms defined in this Schedule D shall have that meaning solely in this Schedule D and not in any other part of the Agreement unless expressly stated otherwise in a specific instance.

0.2           Purpose.  For purposes of clarification:  BNYM will utilize the BNYM System to perform for Company certain of the services described in Section 3 of the Main Agreement.  In addition, Company may be given rights to access and use some or all components of the BNYM System and the terms set forth in this Schedule D shall govern such access and use by Company.

SECTION 1.   CERTAIN DEFINITIONS

"Authorized Person" means an employee of Company authorized in writing by Company to access and use the Licensed System or a Component System and in connection with such access and use to be issued Security Codes (as defined at Section 2.6(b)).

"Company" means the Investment Company.

"Component System" means any system or subsystem, including those listed on Exhibit 1, constituting a part of the Licensed System.

"Documentation" means any user manuals, reference guides and specifications, and documentation and instruction materials BNYM makes available or provides to Company which describe how the Licensed System is to be operated by users and which set forth the features, functions, user responsibilities, procedures, commands and capabilities of the Licensed System.

"Exhibit 1" and "Exhibit 2" mean, respectively, Exhibit 1 to this Schedule D and Exhibit 2 to this Schedule D.

"General Upgrade" means (i) an Upgrade that BNYM in its sole and absolute discretion incorporates into the Licensed System at no additional fees or charges to Company, and (ii) an Upgrade that BNYM offers to incorporate into the Licensed System without charge or at such additional fees and charges as the parties shall agree in writing and that Company accepts for incorporation into the Licensed System.

"Intellectual Property Rights" means copyright, patent, trade secret, trademark and any other proprietary or intellectual property rights.

"License Effective Date" means, with respect to each Component System of the Licensed System that Company is given the right to access and use, the date as of which the Company is first given such right to access and use.

"Licensed Services" means all functions performed by the Licensed System.

"Licensed System" means, collectively, (i) the functionalities, as of an applicable License Effective Date, of any one or more of the following which the Company is given the right to access and use by BNYM: (A) any mainframe transfer agent recordkeeping, processing and reporting computer systems utilized by BNYM to provide services to the Company, (B) any one or more components or subsystems of such mainframe systems, (C) any surround systems or subsystems owned or licensed by BNYM with which such mainframe systems either interface, provide or receive data, and (D) any one or more components of such systems or subsystems; including without limitation the systems, subsystems and components listed on Exhibit 1 (the "Functionalities"); (ii) Updates to a Functionality; (iii) General Upgrades to a Functionality, and (iv) Company Modifications (defined at Section 2.16).

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"Main Agreement" means the part of this Agreement that commences on the first page and ends with but includes Schedule A.

"Product Assistance" means assistance provided by BNYM personnel regarding the Licensed System, including regarding its impact on other software, functionality, usage and integration.

"Proprietary Items" means all software in or associated with the BNYM System at any point in time hereunder and all updates, upgrades, revisions, modifications, refinements, releases, versions, instances, enhancements and improvements of all or any part of such software, whether in existence or occurring prior to or subsequent to an applicable License Effective Date (collectively, the “System Software”); the facilities, the central processing units, and all other equipment, peripherals and hardware utilized by BYNM in connection with the System Software; all documentation materials, including the Documentation, relating to the System Software, and all updates, upgrades, revisions, modifications, refinements, releases, versions, enhancements and improvements of all or part of such documentation ("System Documentation"); all versions of the System Software and System Documentation as they may exist or existed at any time; all methods and concepts used in developing the System Software and System Documentation (including the visual expressions, screen formats and other design features of the System); source code and object code for all items referenced herein, as applicable; all materials related to the testing, implementation, support and maintenance of all of the foregoing; all other documentation, manuals or materials prepared by or for BNYM and furnished in connection with the foregoing or the System Software and System Documentation; and all copies of any of the foregoing in whatsoever form or format.

"System" means the BNYM System.

"Third Party Products" means the products or services of parties other than BNYM that constitute part of the Licensed System.

"Third Party Provider" means licensors, subcontractors and suppliers of BNYM furnishing the Third Party Products.

"Update" means a modification to a Functionality necessary to maintain the operation of the Functionality in compliance with the Documentation in effect as of the Functionality's applicable License Effective Date and includes without limitation modifications correcting any design or operational errors in the Functionality and modifications enabling the Functionality to be operated in any revised operating environment issued by BNYM and excludes Upgrades.

"Upgrade" means an enhancement to a Functionality as it exists on its applicable License Effective Date, new features and new functionalities added to the Functionality as it exists on its applicable License Effective Date, and all revisions, modifications, refinements, releases, enhancements and improvements to a Functionality as it exists on its applicable License Effective Date which change the operation of Functionality rather than just bring it into compliance with the applicable Documentation.

SECTION 2.  LICENSED RIGHTS AND COMPANY OBLIGATIONS

2.1           Licensed Rights.

(a)           BNYM hereby grants to Company a limited, nonexclusive, nontransferable license to access and use the Licensed System in the United States through its employees at locations approved by BNYM in its sole discretion, solely in accordance with applicable Documentation, through the interfaces and telecommunication lines designated by BNYM, strictly for the internal business purposes of the Company, solely in support of the services provided by BNYM under the Main Agreement and solely for so long as any applicable fees are paid by Company.  Company may not, and shall not under any circumstances: (i) grant sublicenses to any right granted by this Section 2.1 or subcontract or delegate any right granted by this Section 2.1 or subcontract for or delegate the performance of any activities or functions involved in accessing or using the Licensed Systems, and any such grant, subcontracting or delegation is void; or (ii) use the Licensed System to provide services to third parties, other than shareholders of its Funds, or for any other purpose, unless expressly authorized by the terms of Exhibit 2.

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 (b)           For clarification: Company may not access or use the Licensed System or the Licensed Rights (as defined below) outside the United States except upon the prior written consent of BNYM granted in its sole and absolute discretion.

(c)           The grant of rights in this Section 2.1 shall be construed narrowly.  No grant of license is made hereunder to Company or any other party, except the license to Company expressly provided in this Section 2.1.  The rights granted by this Section 2.1 shall immediately terminate without further action required on anyone's part, including without prior notification, upon the termination or expiration of the Agreement.  BNYM and its licensors reserve all rights in the BNYM System not expressly granted to Company in this Section 2.1.  Nothing in this Section 2.1 shall be construed to give Company rights of any nature in source code.  The rights granted to Company by this Section 2.1 are sometimes referred to herein as the "Licensed Rights".

2.2           Documentation.  Company shall use the Licensed System solely in accordance with any Documentation provided or made available to Company by BNYM from time to time.  Company may use only the number of copies of the Documentation that are provided to Company and may not make any additional copies of such Documentation, except that Company may copy the Documentation to the extent reasonably necessary for routine backup and disaster recovery purposes and upon request of an applicable regulatory authority.  Company shall pay BNYM such fees as it has established for copies of the Documentation.

2.3           Third Party Software and Services.  Company acknowledges that Third Party Products may constitute part of the Licensed System.  Company’s use of Third Party Products shall be subject to the terms and conditions of this Agreement; provided, however, access, use, maintenance and support of Third Party Products made available to Company after an applicable License Effective Date may be conditioned upon Company’s execution of an agreement with the applicable Third Party Provider ("Third Party Agreement") which would provide for certain rights and obligations between the Company and the Third Party Provider ("Direct Third Party Product"), in which case the terms of the Third Party Agreement will also apply to Company's use of the particular Third Party Product. Notwithstanding the foregoing sentences of this Section 2.3, Company acknowledges that BNYM is not responsible for, nor does BNYM warrant the performance or other features of, nor can it fix errors or defects in, third party software and services and BNYM’s sole obligation with respect to third party software and services is to inform the third party of any errors, defects, deficiencies or other matters regarding the third party software and services of which BNYM is made aware by Company.

2.4           Compliance With Applicable Law.  Company shall comply with all laws, regulations, rules and orders of whatsoever nature of governmental bodies and authorities (whether legislative, executive, independent, self-regulatory or otherwise) in connection with its use of the Licensed System.

2.5           Responsibility For Use.

(a)           BNYM shall have no liability or responsibility for any Loss of Company caused in whole or in part by Company's use of the Licensed Rights or Licensed System or by data or information of any nature inputted into the Licensed System by Company; provided, however, this Section 2.3 shall not relieve BNYM of its obligation to act in accordance with the Standard Of Care with respect to the services described in Section 3 of the Main Agreement. Company shall be responsible and solely liable for the cost or expense of regenerating any output if Company shall have failed to transmit properly and in the correct format any data or information, shall have transmitted erroneous or incorrect information or data, or shall have failed to verify timely any such data or information in accordance with Section 2.3 when it is generated by the System ("Data Faults").

(b)           Company warrants that the data transmitted by Company will not disrupt, disable, harm, or otherwise impede in any manner the operation of the Licensed System or any associated software, firmware, hardware, or BNYM computer system or network.

2.6           Internal Control Obligations.

(a)           Company shall adopt and implement commercially reasonable internal control procedures regarding the use of the Licensed System, which internal control procedures shall be reasonably designed to ensure that any use of the Licensed System complies with (i) Sections 2.1, 2.2, 2.6, 2.12 and 3.4 of this Schedule D, and (ii) applicable Documentation.

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(b)           Sublicensee shall establish and adhere to security policies and procedures intended to (i) safeguard the integrity and validity of any user identifications, access passwords, mnemonics and other security data elements related to accessing the Licensed System or any Component System ("Security Codes") and (ii) prevent unauthorized access to and protect electronically stored, processed or transmitted information.  Such policies and procedures shall be at least equal to prevailing industry standards and any higher standard agreed upon by the parties.

(c)           Unless Company obtains prior written permission from BNYM, Company shall permit only Authorized Persons to use Security Codes assigned to or selected by Company with respect to the Licensed System. The Security Codes shall constitute Confidential Information of both Company and BNYM under the Agreement subject to all obligations thereunder, and Company shall not permit access to Security Codes to any person other than Authorized Persons. Company shall notify BNYM immediately if Company has reason to believe that any person who is not an Authorized Person has obtained access to a Security Code or accessed or used the Licensed System, that an Authorized Person has accessed or used the Licensed System using Security Codes not assigned to that Authorized Person, that any other loss of confidentiality with respect to a Security Code has occurred or the security of the Licensed System has otherwise been breached.

(d)           Company shall verify and confirm all information entered on the Licensed System and shall notify BNYM of any error in any information entered on the Licensed System as soon as practicable following Company’s knowledge of such error.

(e)           Company will not recirculate, redistribute or otherwise retransmit or re-rout the Licensed System to any third party or authorize the use of any information included on the Licensed System on any equipment or display not authorized by BNYM without BNYM’s written approval.

2.7           Company Resources.

(a)           Company will be solely responsible, at Company's expense, for procuring, maintaining, and supporting all third-party software and all workstations, personal computers, printers, controllers or other hardware or peripheral equipment at Company's sites ("Company System") required for Company to operate the Licensed System in accordance with the Documentation and specifications provided by BNYM from time to time.  BNYM will provide Company with specifications for Company System, including any requirements relating to the connection and operation of Company System with the Licensed System and Third Party Products.  Company shall conform its operating system environment to the operating system requirements provided by BNYM for the Licensed System.  Company will support and maintain Company's System as necessary to ensure its operation does not impact the Licensed System adversely or otherwise in a manner not contemplated by the Documentation.

(b)           Company shall, at its own expense, devote such of the Company System and other equipment, facilities, personnel and resources reasonably necessary to (a) implement the Licensed System, (b) be trained in the use of the Licensed System, (c) perform timely any electrical work and cable installation necessary for Company’s use of the Licensed System, and (d) begin using the Licensed System on a timely basis.  BNYM shall not be responsible for any delays or fees and costs associated with Company’s failure to timely perform its obligations under this Section 2.7.

2.8           Company Telecommunications and Data Transmissions.  Company will be solely responsible for complying at all times with telecommunications requirements designated by BNYM for use of the Licensed System.  Any data or information electronically transmitted by or on behalf of Company to the Licensed System will be so transmitted solely and exclusively in the format specified by BNYM.

2.9           Notices Of Material Increase In Use.  Company shall give advance written notice to BNYM whenever Company intends to increase its scope of use of the Licensed System in any material respect.  Upon receipt of such notice, Company and BNYM shall mutually agree in writing on any required changes to the Company’s scope of use for the Licensed System and, if applicable, the corresponding fees with respect to such increased scope.

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2.10           Certifications and Audits.  Company shall promptly complete and return to BNYM any certifications which BNYM in its sole discretion may from time to time send to Company, certifying that Company is using the Licensed System in strict compliance with the terms and conditions set forth in this Agreement.  BNYM may, at its expense and after giving reasonable advance written notice to Company, enter Company locations during normal business hours and audit Company’s utilization of the Licensed System, the number of copies of the Documentation in Company's possession, and the scope of use and information pertaining to Company's compliance with the provisions of this Agreement.  The foregoing right may be exercised directly by BNYM or by delegation to an independent auditor acting on its behalf.  If BNYM discovers that there is any unauthorized scope of use or that Company is not in compliance with the aforementioned provisions, Company shall reimburse BNYM for the full costs incurred in conducting the audit.

2.11           Taxes.  The amounts payable by Company to BNYM in consideration of the performance of services by BNYM under the Agreement, including providing access to and use of the Licensed System pursuant to this Schedule D, do not include, and Company will timely pay, all federal, state and local taxes (including sales, use, excise and property taxes), if any, assessed or imposed in connection therewith, excluding any taxes imposed upon BNYM based upon BNYM's net income.

2.12           Use Restrictions.  Company shall not do, attempt to do, or permit any other person to do, any of the following:

(i)	use any Proprietary Item for any purpose, at any location or in any manner not specifically authorized by this Agreement;

(ii)	make or retain any copy of any Proprietary Item except as specifically authorized by this Agreement;

(iii)	create, recreate or obtain the source code for any Proprietary Item, or re-engineer, reverse engineer, decompile, disassemble or modify any Proprietary Item;

(iv)	modify, adapt, translate or create derivative works based upon any Proprietary Item , or combine or merge any Proprietary Item with or into any other software or documentation;

(v)
refer to or otherwise use any Proprietary Item as part of any effort to develop a program having any functional attributes, visual expressions or other features similar to those of  any Proprietary Item or to compete with BNYM or a Third Party Provider;

(vi)
remove, erase or tamper with any copyright or other proprietary notice printed or stamped on, affixed to, or encoded or recorded in any Proprietary Item, or fail to preserve all copyright and other proprietary notices in any copy of any Proprietary Item made by Company;

(vii)
sell, market, license, sublicense, distribute or otherwise grant to any person, including any outsourcer, vendor, consultant or partner, any right to use any Proprietary Item, whether on Company's behalf or otherwise; or

(viii)
use any Proprietary Item to conduct any type of service bureau or timesharing operation or to provide remote processing, network processing, network communications or similar services to any person, whether on a fee basis or otherwise.

2.13           Restricted Party Status.  Company warrants at all times that it is not a "Restricted Party", which shall be defined to mean any person or entity: (i) located in or a national of Cuba, Iran, Libya, North Korea, Sudan, Syria, or any other countries that may, from time to time, become subject to U.S. export controls for anti-terrorism reasons or with which U.S. persons are generally prohibited from engaging in financial transactions; (ii) on the U.S. Department of Commerce Denied Person’s List, Entity List, or Unverified List; U.S. Department of the Treasury list of Specially Designated Nationals and Blocked Persons; or U.S. Department of State List of Debarred Parties; (iii) engaged in activities involving nuclear materials or weapons, missile or rocket technologies, or proliferation of chemical or biological weapons; (iv) affiliated with or a part of any non-U.S. military organization, or (v) designated by the U.S. Government to have a status equivalent to any of the foregoing.  If Company becomes a Restricted Person during the term of this Agreement, the Licensed Rights shall terminate immediately without notice and Company shall have no further rights to use the Licensed System.

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2.14           Mitigation Measures.  Company shall take commercially reasonable measures (except measures causing it to incur out-of-pocket expenses which BNYM does not agree in advance to reimburse) to mitigate losses or potential losses to BNYM, including taking verification, validation and reconciliation measures that are commercially reasonable or standard practice in the Company's business.

2.15           Company Dependencies.  To the extent an obligation of BNYM under this Schedule D is dependent and contingent upon Company's performance of an action or refraining from performing an action that has been specified or described in this Schedule D or the Documentation or that is part of practices and procedures which are commercially reasonable or standard in the Company's industry ("Company Dependency"), BNYM shall not be liable for Loss to the extent caused by or resulting from, or that could have been avoided but for, Company's failure to perform or Company's delay in performing a Company Dependency and BNYM's obligation to perform an obligation contemplated by this Agreement shall be waived or delayed to the extent Company fails to perform or delays the performance of the related Company Dependency.

2.16           Software Modifications.  Company will have the right to request that BNYM, at Company's expense, develop modifications to the software constituting a part of the Licensed System that BNYM generally makes available to customers for modification ("Software") that are required to adapt the Software for Company’s unique business requirements.  Such requests, containing the material features and functionalities of all such modifications in reasonable detail, will be submitted by Company in writing to BNYM in accordance with the applicable, commercially reasonable procedures maintained by BNYM at the time of the request.  Company shall be solely responsible for preparing, reviewing and verifying the accuracy and completeness of the business specifications and requirements relied upon by BNYM to estimate, design and develop such modifications to the Software.  BNYM agrees to develop requested modifications which it, in its sole discretion exercised in good faith, reasonably determines it can accomplish with existing resources or with readily obtainable resources without disruption of normal business operations provided Company agrees at such time in writing to pay all costs and expenses, including out-of-pocket expenses, associated with the customized modification.  BNYM shall be obligated to develop modifications under this Section 2.16 only upon the execution of and in accordance with a writing containing, to BNYM's reasonable satisfaction, all necessary business and technical terms, specifications and requirements for the modification ("Customization Order") and Company's agreement to pay all costs and expenses, including out-of-pocket expenses, associated with the customized modification ("Customization Fee Agreement").   All modifications developed and incorporated into the Licensed System pursuant to a Customization Order are referred to herein as "Company Modifications".  BNYM may make modifications to the Software constituting Company Modifications available to all users of the Licensed System, including BNYM, at any time after implementation of the particular Company Modification and any entitlement of Company to reimbursement on account of such action must be contained in the Customization Fee Agreement.

SECTION 3.  PROVISIONS REGARDING BNYM

3.1           Right to Modify.  BNYM may alter, modify or change the Licensed System or any component, code, language, format, design, architecture or element of the Licensed System and to present such alterations, modifications and changes to Company as Updates or Upgrades; provided, however, at no time shall this section be interpreted in such a manner as to allow BNYM by such alterations, modifications or changes to fail to comply with any term of this Schedule D.

3.2           Training and Product Assistance.  BNYM agrees to use commercially reasonable efforts to provide requested training and Product Assistance for Company's personnel at BNYM’s facilities or at Company's facilities in connection with access to and use of the Licensed System and subsequent updates, as reasonably requested by Company, at BNYM 's then-current charges and rates for such services.  All reasonable travel and out-of-pocket expenses incurred by BNYM personnel in connection with and during such training or Product Assistance shall be borne by Company upon pre-approval in writing.

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3.3           Monitoring.  BNYM is not responsible for Company's use of the Licensed System but shall have the right to monitor such use on BNYM’s network solely to verify compliance with the terms and conditions set forth herein and for operational purposes related to the delivery of services by the Licensed System.

3.4           Additional Security Measures.  BNYM shall have the right to institute and require additional security measures in connection with Company's access to and use of the Licensed System that it in its sole discretion determines to be appropriate under the circumstances upon reasonable advance notice, and Company shall comply with any additional security requirements adopted pursuant to this Section 3.4.

3.5           Third Party Data.  With respect to securities data, information and research furnished to BNYM by third parties and included in the Licensed System ("Securities Data"), Company acknowledges that BNYM and such third parties make no warranty concerning the Securities Data and BNYM disclaims all responsibility for the Securities Data, including its content, accuracy, completeness, availability or timeliness of delivery, and BNYM shall not be liable for Loss caused by Securities Data not being provided to it with the content and at the time which is standard for the industry and which is required for the Licensed Rights to be provided in compliance with this Schedule D.

SECTION 4.  OWNERSHIP AND OTHER RIGHTS

4.1           BNYM Ownership.  BNYM and its licensors, subcontractors and suppliers will continue to own all of their respective right, title, and interest, including Intellectual Property Rights, in and to the Licensed System and the Proprietary Items.  For purposes of clarification: All modifications to any Proprietary Item, whether or not ordered or paid for by Company as a customization, are not works for hire and shall be and remain proprietary to and the exclusive property of BNYM. This Agreement is not an agreement of sale, and no title, patent, copyright, trademark, service mark, trade secret, intellectual property or other ownership rights to any Proprietary Items are transferred to Company by virtue of this Agreement.  Upon BNYM's request, the Company shall promptly inform BNYM in writing of the quantity and location of any tangible Proprietary Item furnished to Company in connection with this Agreement.

4.2           Company Ownership.  Company will own its respective right, title, and interest, including Intellectual Property Rights, in and to the data and information regarding the Company, its shareholders and shareholder accounts inputted into the Licensed System and all records, files and reports generated from such data and information by the Licensed System ("Company Data").  Company hereby grants BNYM a limited, nonexclusive, nontransferable license to access and use the Company Data, and consents to BNYM's permitting access to, transferring and transmitting Company Data, all as appropriate to Company's use of the Licensed Rights or as contemplated by the Documentation.

4.3           Retention of Rights and Mutual Use Limitations.  Each party acknowledges and agrees that, other than the Licensed Rights provided for by Section 2.1 of this Schedule D, this Agreement does not give a party any right, title or interest in or to any ownership or other rights of the other party to property.  Any software, interfaces or other programs a party provides to the other party hereunder shall be used solely by such receiving party and only during the term of the Agreement and only for the purpose of and in accordance with the provisions of this Agreement.  Except in the normal course of business and in conformity with applicable copyright law or with the other party’s written consent, neither party shall disclose, use, copy, decompile or reverse engineer any software or other programs provided to such party by the other in connection herewith.  To the extent the Intellectual Property Rights of one party are cached to expedite communication, such party grants to the other party a limited, non-exclusive, non-transferable license to such Intellectual Property Rights for a period of time no longer than that reasonably necessary for the communication.

SECTION 5.  REPRESENTATIONS, WARRANTIES & COVENANTS; INDEMNIFICATION

5.1           Mutual Representations, Warranties and Covenant.   Each party warrants, represents and covenants to the other party that it will use commercially reasonable efforts to avoid engaging in any act, omission or conduct which would result in the introduction into the software or systems of the other party any computer software routines, code or programming devices designed to permit unauthorized persons to access or use the other party's software, systems or Confidential Information or data resident in the other party's systems or to disrupt, interfere, impair, reprogram, recode, disable, modify, destroy or damage the other party's software or systems or the operation thereof, any data resident in the other party's systems, or any party's lawful and valid access to or use of the other party's software or systems, including without limitation any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus", "preventative routine," "disabling code," or "cookie".

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5.2           Right to Grant Licensed Rights; No Infringement; BNYM Indemnification.

(a)           BNYM warrants to Company that BNYM has the full legal right to grant Company the right to use the Licensed System, as and to the extent permitted under this Agreement, and that the Licensed System when properly used for the purpose and in the manner specifically authorized by this Agreement, does not to BNYM’s knowledge infringe in any material respect upon any United States patent or copyright or any trade secret or other proprietary right of any person.  BNYM shall defend and indemnify Company against any third party claim to the extent attributable to a violation of the foregoing warranty.  BNYM shall have no liability or obligation under this Section 5.2 unless Company gives written notice to BNYM within ten (10) days (provided that later notice shall relieve BNYM of its liability and obligations under this Section 5.2 only to the extent that BNYM is prejudiced by such later notice) after any applicable infringement claim is initiated against Company and allows BNYM to have sole control of the defense or settlement of the claim.  The remedies provided in this Section 5.2 are the sole remedies for a breach of the warranty contained in this Section 5.2.  If any applicable claim is initiated, or in BNYM's sole opinion is likely to be initiated, then BNYM shall have the option, at its expense, to:

(i)	modify or replace the Licensed System or the infringing part of the Licensed System so that the Licensed System is no longer infringing; or

(ii)	procure the right to continue using or providing the infringing part of the Licensed System; or

(iii)
if neither of the remedies provided for in clauses (i) and (ii) can be accomplished in a commercially reasonable fashion, limit or terminate the Licensed Rights and refund any fees paid by the Company with respect to future periods affected by such limitation or termination.

(b)           Neither BNYM nor any Third Party Provider shall have any liability under any provision of this Agreement with respect to any performance problem, warranty, claim of infringement or other matter to the extent attributable to (i) Company’s use of a Proprietary Item in a negligent manner or any manner not consistent with this Schedule D or Company's breach of this Schedule D; (ii) any modification or alteration of a Proprietary Item made by anyone other than BNYM or made by BNYM at the request or direction of the Company, (iii) BNYM's compliance with the instructions or requests of Company relating to a Proprietary Item; (iv) any combination of a Proprietary Item with any item, service, process or data not provided by BNYM, (v) third parties gaining access to a Proprietary Item due to acts or omissions of Company, (vi) third party software not recommended by BNYM or the use of open source software, (vii) Company’s failure to license and maintain copies of third-party software required to operate the Software, (viii) Company's failure to operate the Software in accordance with the Documentation, or (ix) Data Faults. (collectively, "Excluded Events"). Company will indemnify, and with respect to third party claims will defend, and hold harmless BNYM and Third Party Providers from and against any and all Loss and claims resulting or arising from any Excluded Events.

5.3           BNYM Warranties.  BNYM warrants that:

(i)
except for Direct Third Party Products, with respect to which no warranty is made, the Licensed System, if used in accordance with applicable Documentation, will operate in material conformity with applicable Documentation, and in the event of a breach of this clause (i) BNYM shall take commercially reasonable actions to restore performance of the Licensed System to the requirements of the foregoing warranty;

(ii)
BNYM owns, or has the right to use under valid and enforceable agreements, all Intellectual Property Rights reasonably necessary for and related to the provision of the Licensed rights and to grant the license granted under Section 2.1;

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(iii)
BNYM’s business is in material compliance with applicable law and regulations the failure to comply with which would have a material adverse effect on BNYM’s performance of its obligations under this Schedule D; and

(iv)
BNYM has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of BNYM.

5.4           Warranty Disclaimer.  UNLESS A SPECIFIC WARRANTY IS EXPRESSLY GIVEN IN THIS SCHEDULE D, NO WARRANTY OF ANY NATURE, EXPRESS OR IMPLIED, IS MADE IN THIS SCHEDULE D, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO THE AVAILABILITY, CONDITION, MERCHANTABILITY, NON-INFRINGEMENT, DESIGN, OPERATION OR FITNESS FOR OR SATISFACTION IN REGARDS TO A PARTICULAR PURPOSE.

5.5           Limitation of Warranties.  The warranties made by BNYM in this Schedule D, and the obligations of BNYM under this Schedule D, run only to Company and not to its affiliates, its customers or any other persons.

SECTION 6.   OTHER PROVISIONS

6.1           No-Export.  The Company may not, and shall not under any circumstances, access, use, ship or transfer any Proprietary Item or any part thereof outside the United States.  The Company shall comply with all applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority.  The Software shall not be transferred to a prohibited country or otherwise in violation of any such restrictions or regulations.

6.2           Scope of Services.  The scope of services to be provided by BNYM under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Company, unless the parties hereto expressly agree in writing to any such increase.

6.3           Additional Provision Regarding Governing Law.  The terms of any applicable law now or hereafter enacted that is based on or similar to the Uniform Computer Information Transactions Act drafted by the National Conference Of Commissioners On Uniform State Laws shall not apply.

6.4           Third Party Providers.  Except for those terms and conditions that specifically apply to Third Party Providers, under no circumstances shall any other person be considered a third party beneficiary of this Agreement or otherwise entitled to any rights or remedies under this Agreement.  Except as may be provided in Third Party Agreements, Company shall have no rights or remedies against Third Party Providers, Third Party Providers shall have no liability of any nature to the Company, and the aggregate cumulative liability of all Third Party Providers to the Company shall be $1.

6.5           Liability Provisions.

(a)           BNYM shall not be liable under this Schedule D under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, for exemplary, punitive, special, incidental, indirect or consequential damages, or for any other damages which are not direct damages regardless of whether such damages were or should have been foreseeable and regardless of whether any entity has been advised of the possibility of such damages, all and each of which damages is hereby excluded by agreement of the parties.

(b)           BNYM's cumulative, aggregate liability to the Company for any and all losses, claims, suits, controversies, breaches or damages ("claims") for any cause whatsoever related to a breach by BNYM of the terms of this Schedule D and regardless of the form of action or legal theory, the recovery of which is not otherwise excluded or barred by another provision of this Agreement, shall not exceed the fees paid by Company to BNYM for access and use of the affected system, subsystem or component of the Licensed System during the six (6) months immediately prior to the date of the last such claim.

Execution Copy

(c)           In the event of a material breach of this Schedule D by BNYM, Company's sole and exclusive termination remedy shall be to terminate the Licensed Rights granted by this Schedule D to the Component System with respect to which the material breach occurred by complying with the notice and cure period provisions in the Main Agreement applicable to a material breach of the Agreement, but the Company shall not be entitled to terminate any other provision of the Agreement. For purposes of clarification: The foregoing sentence is not intended to restrict, modify or abrogate any remedy available to a Company under another provision of the Agreement for a breach of Schedule D by BNYM other than the termination remedy.

6.6           Assignment.  Company may not, and shall not under any circumstances, assign or otherwise transfer any Licensed Rights or any part thereof or any obligation under this Schedule D, and any such assignment or transfer or attempted assignment or transfer shall be void.

6.7           Return of Proprietary Items.  Upon the termination of the license provided for in Section 2.1 or any portion thereof, Company will promptly return all copies of tangible Proprietary Items, including without limitation System Software and System Documentation.

6.8           Conflicts.  Applicable terms of the Main Agreement shall apply to this Schedule K but any conflict between a term of the Main Agreement and this Schedule D shall be resolved to the fullest extent possible in favor of the term in this Schedule D.

6.9           Exclusivity.  Company shall solely and exclusively use the Licensed System to perform the computing functions and services made available to the Company by the Licensed System.  For clarification: this means the Company will not use any system, subsystem, component or functionality of another service provider to perform functions or services similar to those provided by the Licensed System.

6.10           Term.  The term of all Licensed Rights shall be the same term as in effect for the Main Agreement.

[Remainder of Page Intentionally Blank]

EXHIBIT 1 TO SCHEDULE D

AdvisorCentral*
A portal for trusts, financial advisors, broker/dealers and other financial intermediaries to view mutual fund and client account data on the transfer agent mainframe via the Internet if permitted access by the Company and for Company back offices to view the same data.

AlbridgeCentral*	A product which provides functionalities for financial intermediaries combining capabilities of AdvisorCentral with an enterprise wealth management system.

ACE
(Automated Control Environment) - Windows database and reporting capability which automates accounting functions for mutual fund settlement, gain/loss tracking, dividend/capital gains settlement and tax withholding tracking.

AOS	(Advanced Output Solutions) – performs print mail and tax form production and fulfillment services.

CMS
(Customer Management Suite) - the combination of functionalities, systems and subsystems which together provide one or more of the following capabilities: workflow management, electronic document processing, integrated Web-based front-end processing, customer relationship management and the automated servicing of brokers and investors. (For clarification:  A Fund, and individual users associated with a Fund, may be given access to and use of one or more separable components of CMS (such as "Correspondence", "Image", "Customer Relationship Manager" and "Operational Desktop") rather than the entire CMS combination of functionalities and the license granted by this Schedule D to use separable components of CMS is limited to the functionalities of that separable component even though certain of those functionalities may include integration points with certain functionalities of the other components of CMS).

COLD
(Computer Output to Laser Disk) - document management system that provides for the laser disc storage in a PC/server environment of certain data and documents generated on a mainframe and quick retrieval.

DAZL
(Data Access Zip Link) - application which extracts broker/dealer data at the representative level, branch level and broker/dealer level and third party administrator data from the transfer agent mainframe and transmits it to Company designated end users for viewing.

DRAS
(Data Repository and Analytics Suite) - a relational data base for management reporting which consists of the management company’s entire customer information base as copied nightly from the transfer agent mainframe and includes an integrated reporting tool.

FSR
(Full Service Retail) - principal transfer agent mainframe system which performs comprehensive processing and shareholder recordkeeping functions for mutual funds, including: transaction processing (purchases, redemptions, exchanges, transfers, adjustments, and cancellations), distribution processing (dividends and capital gains), commission processing and shareholder event processing (automatic investment plans, systematic withdrawal plans, systematic exchanges); creating and transmitting standard and custom data feeds to support printed output (statements, confirmations, checks), sales reporting and tax reporting; and which interfaces with, and provides data to and receives data from, various surround systems and subsystems including but not limited to those on this Exhibit 1; and includes a functionality providing for direct online access.

FPT	(Fund Pricing Transmission) - application automating price and rate uploads and downloads used to perform daily fund and rate pricing from fund accounting.

IAM*	(Internet Account Management) - application permitting account owners via the Internet to view account information and effect certain transactions and account maintenance changes.

NSCC
(National Securities Clearing Corporation) - application allowing web-based utility at user's desktop to support processing linked to NSCC activity, including networking, Fund/SERV, DCC&S, Commission/SERV, mutual fund profile, and transfer of retirement assets, and includes NEWS (NSCC Exception Workflow Processing) which provides for the inputting of reject and exception information to the NSCC system.  (For clarification:  A Fund, and individual users associated with a Fund, may be given access to and use of one or more separable components of NSCC rather than the entire NSCC combination of functionalities and the license granted by this Schedule D to use separable components of NSCC is limited to the functionalities of that separable component even though certain of those functionalities may include integration points with certain functionalities of the other components of NSCC).

RECON                      (Reconciliation) - application automating bank DDA (Demand Deposit Account) reconciliation.

TRS
(Tax Reporting Service) - functionality performing all applicable federal and state tax reporting (tax form processing and corrections), tax-related information reporting, and compliance mailings (including W-9, W-8, RMD, B-Notice, and C-Notice).

_____________________________
*  Additional terms on Exhibit 2 apply

[End of Exhibit 1 to Schedule D]

EXHIBIT 2 TO SCHEDULE D

PART I.  AdvisorCentral.  (The provisions of this Part I to Exhibit 2 apply solely to AdvisorCentral).

Section 1.  Definitions.  The capitalized terms below shall have definitions indicated:

“Financial Intermediary” means any investment advisor, brokerage firm, financial planner or other entity that will be authorized by the Company to act on behalf of a shareholder through the Web Portal.

“Services” means those shareholder data and information aggregation services made available by BNYM from time to time to Financial Intermediaries through the Web Portal, as such may be updated, revised or amended in BNYM's discretion from time to time, which a Fund elects to make available to Financial Intermediaries via the Web Portal.

“Web Portal” means the collection of electronic documents, electronic files, content, text, graphics, and software code, including, but not limited to, HTML and XML files, Java and JavaScript files, graphics files, animation files, data files, technology, scripts and programs residing on any computer systems maintained by or for BNYM, accessible via the Internet at www.advisorcentral.com.

Section 2.   Authorization.  BNYM operates the Web Portal for use by Financial Intermediaries to access and manage the accounts of clients who are shareholders of investment companies or other collective investment vehicles  The Company desires to participate in the Web Portal and authorizes BNYM to provide Company Data for use in the Web Portal and to take all actions consistent with the documentation for the Services and the Web Portal to facilitate the Company's participation in the Web Portal.

Section 3.  Duties.  BNYM shall permit the Company to make all elections with respect to the Services which the Documentation provides for the Company to make. The Company shall maintain, or cause its distributor to maintain, all agreements as may be appropriate for use of AdvisorCentral and to pay as they come due all fees and charges associated with such agreements either directly or as passed through on invoices of BNYM.  The Company shall communicate with Financial Intermediaries and shareholders to the extent such is reasonably required for the Services to be performed in accordance with the Documentation.  The Company's use of the Web Portal shall be conducted in full compliance with any terms of use, restrictions, limitations and indemnities made applicable by BNYM generally to users of the Web Portal.

Section 4.  Linking.  The Fund hereby grants to BNYM a royalty-free, nonexclusive, nontransferable and revocable right and license to use the Company's hyperlink in connection with the Services.  BNYM hereby grants to the Company a royalty-free, nonexclusive, nontransferable and revocable right and license to use BNYM 's hyperlink in connection with providing the Services.  Each party shall reasonably cooperate with the other party concerning the placement, location and destination of such hyperlinks.  A party shall immediately cease using another party's hyperlink immediately upon termination of the License Rights governing AdvisorCentral.

Section 5.  Trademarks.  The Company hereby grants to BNYM a non-exclusive, limited license to use its trademarks, service marks and trade names in connection with the Services.  BNYM hereby grants to the Company a non-exclusive, limited license to use its trademarks, service marks and trade names in connection with the Services. All use of trademarks shall be in accordance with the granting party's reasonable policies regarding advertising and trademark usage as established from time to time.  The Company hereby grants BNYM the right and license to display the Company’s trademarks, service marks and trade names on the Web Portal and in advertising and marketing materials related to the Web Portal and the Services.  The Company shall retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, including any goodwill associated therewith, subject to the limited license granted in this Section 5.  Use of the trademarks hereunder by the grantee of the trademark license shall inure to the benefit of the trademark owner and grantees shall take no action that is inconsistent with the trademark owner’s ownership thereof.

Section 6.  License Display.  The Company hereby grants to BNYM a worldwide, royalty-free, non-exclusive right and license to display through the Web Portal, and provide Financial Intermediaries access to, all Company Data provided by BNYM on behalf of the Company for use on the Web Portal (“Provided Information”).  Without limiting the generality of the foregoing, the license granted in this Section 7 shall include the right to (i) download and store, copy in on-line and off-line form, reformat, perform calculations with, and  distribute, publish, transmit, and display the Provided Information via the Web Portal; and (ii) permit Financial Intermediaries to access and use the Provided Information.  The Company shall have sole responsibility for imposing any desired use restrictions on Financial Intermediaries.

PART II.  AlbridgeCentral. (The provisions of this Part II to Exhibit 2 apply solely to AlbridgeCentral).

[Not Available At This Time]

PART III.   Internet Account Management.  (The provisions of this Part III to Exhibit 2 apply solely to Internet Account Management.
[To Be Provided Upon Request]

[End of Exhibit 2 to Schedule D]